Exhibit 10.1

THIRD AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

dated as of

December 20, 2012

among

ATLAS RESOURCE PARTNERS, L.P.,

as Borrower,

THE LENDERS PARTY HERETO,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent

WELLS FARGO SECURITIES, LLC,

as Joint Lead Arranger and Joint Bookrunner

CITIBANK, N.A.,

as Joint Lead Arranger, Joint Bookrunner and Syndication Agent

JPMORGAN CHASE BANK, N.A.,

DEUTSCHE BANK SECURITIES INC., and

BANK OF AMERICA, N.A.,

as Co-Documentation Agents

THIRD AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Third Amendment”), dated as of December 20, 2012 (the “Third Amendment Effective Date”), is among ATLAS RESOURCE PARTNERS, L.P., a limited partnership formed under the laws of the State of Delaware (the “Borrower”); each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Loan Parties”); each of the Lenders that is a signatory hereto; and WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors, the “Administrative Agent”).

Recitals

A. The Borrower, the Administrative Agent and the Lenders are parties to that certain Amended and Restated Credit Agreement dated as of March 5, 2012 (as amended prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.

B. The Borrower has advised the Administrative Agent and the Lenders that Atlas Barnett, LLC, a Texas limited liability company and a Wholly-Owned Subsidiary of the Borrower (“Atlas Barnett”), has entered into that certain Membership Interest Purchase Agreement dated as of November 19, 2012 (the “DTE Acquisition Agreement”) among Atlas Barnett, the Borrower and MCN Energy Enterprises, LLC, a Michigan limited liability company, pursuant to which Atlas Barnett will acquire the exploration and production business of DTE Energy Company, a Michigan corporation, through (i) the direct acquisition of 100% of the outstanding Equity Interests in DTE Gas Resources, LLC, a Michigan limited liability company (“DTE Gas Resources”), and (ii) the indirect acquisition of (x) all of the Oil and Gas Properties owned by DTE Gas Resources and Coleman Gathering (defined below) including, without limitation, the DTE Assets (defined below) and (y) 100% of the outstanding Equity Interests in Coleman Gathering, LLC, a Texas limited liability company (“Coleman Gathering”). As used herein, the acquisition described in the immediately preceding sentence shall be referred to as the “DTE Acquisition” and “DTE Assets” means the Oil and Gas Properties of DTE Gas Resources and Coleman Gathering evaluated in that certain reserve report provided by the Borrower to the Administrative Agent on November 12, 2012.

C. In connection with and substantially contemporaneously with the consummation of the DTE Acquisition, DTE Gas Resources and Coleman Gathering will each separately be merged into Atlas Barnett, with Atlas Barnett being the surviving entity following each such merger (such mergers, collectively, the “DTE Mergers”).

D. The Borrower has requested that Natixis, SunTrust Bank, Royal Bank of Canada, Compass Bank and Cadence Bank, N.A. (each, a “New Lender” and, collectively, the “New Lenders”) each become a Lender hereunder with a Maximum Credit Amount in the amount as shown on Annex I to the Credit Agreement (as amended hereby);

E. In connection with the DTE Acquisition, the parties hereto desire to (i) amend certain terms of the Credit Agreement in certain respects including, without limitation, to increase the Aggregate Maximum Credit Amounts to $1,000,000,000 and to permit certain second lien financing to be used in part to finance the DTE Acquisition, and (ii) establish a Borrowing Base of $410,000,000, in each case to be effective as of the Third Amendment Effective Date.

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Third Amendment, shall have the meaning ascribed such term in the Credit Agreement, as amended hereby. Unless otherwise indicated, all section references in this Third Amendment refer to the Credit Agreement.

Section 2. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Third Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Credit Agreement shall be amended effective as of the Third Amendment Effective Date in the manner provided in this Section 2.

2.1 Additional Definitions. Section 1.02 of the Credit Agreement is hereby amended to add thereto in alphabetical order the following definition which shall read in full as follows:

“DTE Acquisition Agreement” has the meaning given to such term in the Third Amendment.

“DTE Assets” has the meaning given to such term in the Third Amendment.

“Permitted Second Lien Debt” means (a) Debt of Borrower under the Permitted Second Lien Debt Documents incurred on the Third Amendment Effective Date in an aggregate principal amount of $77,599,283.00, which Debt is secured solely by Liens on Mortgaged Properties which Liens do not have priority over the Liens securing the Indebtedness and which are subject to the terms and conditions of the Second Lien Intercreditor Agreement, and (b) any second lien Debt incurred to refinance or replace the Debt referred to in the foregoing clause (a), to the extent such refinancing or replacement is permitted under the Second Lien Intercreditor Agreement.

“Permitted Second Lien Debt Documents” means, collectively, the Second Lien Credit Agreement dated as of the date hereof among Wells Fargo Energy Capital, Inc., as administrative agent, the financial institutions party thereto as “Lenders”, and the Borrower (and any successor credit or term loan agreement in connection with any refinancing thereof permitted hereunder), all guarantees of Permitted Second Lien Debt, and all other agreements, documents or instruments executed and delivered by any Loan Party in connection with, or pursuant to, the incurrence of Permitted Second Lien Debt, as all of such documents are from time to time amended, supplemented or restated in compliance with this Agreement.

“Second Lien Intercreditor Agreement” means (a) the Intercreditor Agreement dated as of the Third Amendment Effective Date among Borrower, the other Loan Parties, the Administrative Agent and Wells Fargo Energy Capital, Inc., as administrative agent under the Permitted Second Lien Debt Documents, and (b) if such Permitted Second Lien Debt is refinanced or replaced in accordance with the terms of the Second Lien Intercreditor Agreement, any successor intercreditor agreement entered into in connection therewith, which shall be on terms and conditions acceptable to the Administrative Agent in its sole discretion, in each case as the same may from time to time be amended, modified, supplemented or restated from time to time.

“Third Amendment” means that certain Third Amendment to Amended and Restated Credit Agreement dated as of December 20, 2012, among the Borrower, the Guarantors, the Administrative Agent and the Lenders.

“Third Amendment Effective Date” means December 20, 2012.

2.2 Amended Definitions. The definitions of “Borrowing Base”, “Change in Law”, “Commitment”, “Loan Documents”, “Maturity Date”, and “Maximum Credit Amount” contained in Section 1.02 of the Credit Agreement are hereby amended and restated in their entirety to read in full as follows:

“Borrowing Base” means at any time an amount equal to the sum of the Oil and Gas Reserve Borrowing Base plus the Well Services Borrowing Base determined in accordance with Section 2.07, as the same may be adjusted from time to time between Redetermination Dates pursuant to Section 2.07(f), Section 2.07(h), or Section 8.12(d). As of the Third Amendment Effective Date, the Borrowing Base shall be $410,000,000.

“Change in Law” means (a) the adoption of any Law after the date of this Agreement, (b) any change in any Law or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or any Issuing Bank (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of Law) of any Governmental Authority made or issued after the date of this Agreement; provided however, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith or promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision or the United States or foreign regulatory authorities, in each case, pursuant to Basel III), shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04(b); and “Commitments” means the aggregate amount of the Commitments of all the Lenders. The amount representing each Lender’s Commitment shall at any time be the lesser of (i) such Lender’s Maximum Credit Amount and (ii) such Lender’s Applicable Percentage of the then effective Borrowing Base. As of the Third Amendment Effective Date, the aggregate Commitments of the Lenders are $410,000,000.

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Notes, if any, the Letter of Credit Agreements, the Letters of Credit, the Security Instruments, the Intercreditor Agreement, the Second Lien Intercreditor Agreement and any and all other material agreements or instruments now or hereafter executed and delivered by any Loan Party or any other Person (other than Swap Agreements or agreements regarding the provision of Bank Products with the Lenders or any Affiliate of a Lender or participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with the Indebtedness, this Agreement and the transactions contemplated hereby, as such agreements may be amended, modified, supplemented or restated from time to time.

“Maturity Date” means the earlier of (a) March 22, 2016 and (b) the date that is 91 days prior to the “Maturity Date” as defined in the Permitted Second Lien Debt Documents if any portion of the Permitted Second Lien Debt remains outstanding as of such date.

“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amounts”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b) or (b) modified from time to time pursuant to any assignment permitted by Section 12.04(b). As of the Third Amendment Effective Date, the Aggregate Maximum Credit Amounts of the Lenders are $1,000,000,000.

2.3 Amendment to Subsidiaries Representation. Clauses (b) and (c) of Section 7.15 of the Credit Agreement are hereby amended and restated in its entirety as follows:

(b) The Borrower’s and the Guarantors’ Equity Interests in the Designated Partnerships are free and clear of any and all Liens, claims and encumbrances including any preferential rights to purchase and consents to assignments, other than (i) Liens created pursuant to the Security Instruments, (ii) Liens permitted by Section 9.03(h) and (iii) Excepted Liens described in clause (a) of the definition thereof.

(c) The amount and type of the authorized Equity Interests of each of the Persons listed on Schedule 7.15 are accurately described thereon, and all such Equity Interests that are issued and outstanding have been validly issued and are fully paid and nonassessable and are owned by and issued to the Person listed as their owner on Schedule 7.15. The Borrower and each Guarantor have good and marketable title to all the Equity Interests of the Subsidiaries issued to it, free and clear of all Liens other than (i) Liens created pursuant to the Security Instruments, (ii) Liens permitted by Section 9.03(h) and (iii) Excepted Liens described in clause (a) of the definition thereof, and all such Equity Interests have been duly and validly issued and are fully paid and nonassessable (except to the extent general partnership interests are assessable under applicable law).

2.4 Amendment to Properties Representation. The first sentence of Section 7.17(a) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a) Subject to Immaterial Title Deficiencies, each Loan Party specified as the owner had, as of the date evaluated in the most recently delivered Reserve Report, direct, good and defensible title as owner of a fee or leasehold interest to the Oil and Gas Properties (other than Designated Partnership Properties) evaluated in such Reserve Report free and clear of Liens except Excepted Liens, Liens securing the Indebtedness, and Liens permitted under Section 9.03(h).

2.5 Amendment to Additional Collateral and Guarantors Covenant. Section 8.13 of the Credit Agreement is hereby amended by deleting clause (g) thereof and inserting the following clauses (g), (h) and (i) in lieu thereof:

(g) The Borrower agrees that it will not, and will not permit any Guarantor to, grant a Lien on any Property to secure the Permitted Second Lien Debt without contemporaneously granting to the Administrative Agent, as security for the Indebtedness, a first priority, perfected Lien (provided that Excepted Liens of the type described in clauses (a) to (d) and (f) of the definition thereof may exist, but subject to the provisos at the end of such definition) on the same Property pursuant to Security Instruments in form and substance reasonably satisfactory to the Administrative Agent.

(h) The Borrower will cause any Subsidiary guaranteeing Permitted Second Lien Debt that is not guaranteeing the Indebtedness to contemporaneously become a Guarantor hereunder by executing and delivering a Joinder Agreement.

(i) In furtherance of the foregoing in this Section 8.13, each Loan Party (including any newly created or acquired Material Subsidiary) shall execute and deliver (or otherwise provide, as applicable) to the Administrative Agent such other additional Security Instruments, documents, certificates, legal opinions, title insurance policies, surveys, abstracts, appraisals, environmental assessments, flood information and/or flood insurance policies, in each case as may be reasonably requested by the Administrative Agent and as reasonably satisfactory to the Administrative Agent.

2.6 New Swap Agreements Affirmative Covenant. A new Section 8.21 is hereby added to the Credit Agreement and shall read in full as follows:

Section 8.21 Swap Agreements for DTE Production. On or before the thirtieth (30th) day following the Third Amendment Effective Date, the Borrower shall, or shall cause Atlas Barnett, LLC or another Loan Party to, enter into incremental Swap Agreements (in the form of swaps) following the Third Amendment Effective Date reasonably satisfactory to the Administrative Agent with respect to production from the DTE Assets to hedge notional volumes not less than (a) (i) 80% (for each month during the calendar year 2013), (ii) 60% (for each month during calendar years 2014 and 2015) and (iii) 30% (for each month during calendar years 2016 and 2017), in each case, of the reasonably anticipated projected natural gas and crude oil production (calculated separately) from proved, developed and producing Oil and Gas Properties comprising the DTE Assets and (b) 80% (for each month during the calendar year 2013 and for each of the first six calendar months of 2014) of the reasonably anticipated production of natural gas liquids (other than ethane and propane) from proved, developed and producing Oil and Gas Properties comprising the DTE Assets.

2.7 Amendment to Financial Covenants. Section 9.01(a) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(a) The Borrower will not permit, as of the last day of any Rolling Period ending on or after the Third Amendment Effective Date, the ratio of Total Funded Debt as of such day to EBITDA for the Rolling Period ending on such day to be greater than (i) as of the last day of the Rolling Periods ending on or prior to June 30, 2013, 4.25 to 1.0, (ii) as of the last day of the Rolling Periods ending on September 30, 2013 and December 31, 2013, 4.00 to 1.0, and (iii) as of the last day of each Rolling Period ending thereafter, 3.75 to 1.0.

2.8 Amendment to Debt Covenant. A new Section 9.02(p) is hereby added to the Credit Agreement which shall read in full as follows:

(p) Permitted Second Lien Debt incurred by the Borrower and guarantee obligations of any Loan Party in respect thereof; provided, that the Permitted Second Lien Debt and any guarantees in respect thereof are subject to the Second Lien Intercreditor Agreement.

2.9 Amendments to Liens Covenant. Section 9.03 of the Credit Agreement is hereby amended as set forth in the following clauses (a) and (b):

(a) clause (h) thereof is hereby amended and restated in its entirety to read in full as follows:

(h) Liens on Mortgaged Properties securing Permitted Second Lien Debt, but only to the extent that such Liens do not have priority over the Lien in favor of the Administrative Agent and are subject to the Second Lien Intercreditor Agreement;

(b) the last paragraph of such Section is hereby amended and restated in its entirety to read in full as follows:

Notwithstanding the foregoing, none of the Liens permitted pursuant to this Section 9.03 (other than Liens securing the Indebtedness, Excepted Liens, Immaterial Title Deficiencies, Liens permitted under Section 9.03(h) and Liens permitted under Section 9.03(i)) may at any time attach (x) to any Oil and Gas Properties directly owned (whether in fee or by leasehold) by the Borrower or any Restricted Subsidiary and evaluated in the most recently delivered Reserve Report, or (y) to any Equity Interests issued by any Undesignated Partnership.

2.10 Amendments to Debt Redemption Covenant. Section 9.04 of the Credit Agreement is hereby amended (a) by replacing the reference in the header of such Section to “Redemption of Senior Notes” with a reference to “Redemption of Certain Debt and Amendments to Certain Debt Documents”, and (b) by adding a new clause (d) at the end of such Section, which clause (d) shall read in full as follows:

(d) The Borrower will not, and will not permit any Restricted Subsidiary to, prior to the date that is 120 days after the Maturity Date: (i) call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Permitted Second Lien Debt (other than in connection with a refinancing thereof permitted under the Second Lien Intercreditor Agreement), provided that the Borrower may Redeem such Permitted Second Lien Debt with (A) the net cash proceeds of any sale of Equity Interests of the Borrower (other than Disqualified Capital Stock) so long as such Redemption occurs within 135 days after the Borrower receives such proceeds or (B) the net cash proceeds of any issuance by the Borrower of Senior Notes so long as such Redemption occurs substantially contemporaneously with the Borrower’s receipt of such proceeds, or (ii) amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Permitted Second Lien Documents other than amendments or other modifications that are permitted under the Second Lien Intercreditor Agreement.

2.11 Amendment to Material Contracts Covenant. Section 9.21 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 9.21 Acquisition Documents, the Separation Agreement and the Contribution Agreement. The Borrower will not, nor will the Borrower permit the Existing Borrower or any Restricted Subsidiary to, directly or indirectly, amend or otherwise modify any Acquisition Document, the Barnett Acquisition

Agreement, the Titan Merger Agreement, the DTE Acquisition Agreement, the Separation Agreement or the Contribution Agreement which in any case (a) violates the terms of this Agreement or any other Loan Document, (b) could reasonably be expected to be materially adverse to the rights, interests or privileges of the Administrative Agent or the Lenders or their ability to enforce the Loan Documents or (c) could reasonably be expected to have a Material Adverse Effect.

2.12 Amendment to Events of Default Section. Section 10.01(k) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

(k) any provision of the Loan Documents (including the Intercreditor Agreement and the Second Lien Intercreditor Agreement) material to the rights and interests of the Lenders shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against any Loan Party, or, in the case of the Intercreditor Agreement and the Second Lien Intercreditor Agreement, against any other party thereto, or any provision of the Loan Documents shall be repudiated, or cease to create a valid and perfected Lien of the priority required thereby on any portion of the collateral purported to be covered thereby that is material to the rights and interests of the Lenders, except to the extent permitted by the terms of this Agreement, or any Loan Party shall so state in writing.

2.13 Replacement of Annex I. Annex I to the Credit Agreement is hereby replaced in its entirety with Annex I attached hereto and Annex I attached hereto shall be deemed to be attached as Annex I to the Credit Agreement. After giving effect to this Third Amendment and any Borrowings made on the Third Amendment Effective Date, (a) each Lender who holds Loans in an aggregate amount less than its Applicable Percentage (after giving effect to this Third Amendment) of all Loans shall advance new Loans which shall be disbursed to the Administrative Agent and used to repay Loans outstanding to each Lender who holds Loans in an aggregate amount greater than its Applicable Percentage of all Loans, (b) each Lender’s participation in each Letter of Credit, if any, shall be automatically adjusted to equal its Applicable Percentage (after giving effect to this Third Amendment), (c) such other adjustments shall be made as the Administrative Agent shall specify so that the Credit Exposure applicable to each Lender equals its Applicable Percentage (after giving effect to this Third Amendment) of the aggregate Credit Exposure of all Lenders and (d) the Borrower shall be required to make any break-funding payments required under Section 5.02 of the Credit Agreement resulting from the Loans and adjustments described in this Section 2.13.

Section 3. Borrowing Base. In reliance on the representations, warranties, covenants and agreements contained in this Third Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Borrowing Base shall be increased, effective as of the Third Amendment Effective Date, to be $410,000,000 and shall remain at $410,000,000 until the next Scheduled Redetermination, Interim Redetermination or other adjustment of the Borrowing Base pursuant to the terms of the Credit Agreement. The Borrowing Base redetermination provided for herein shall be the November 1, 2012 Scheduled Redetermination and shall not be considered or deemed to be an Interim Redetermination of the

Borrowing Base for purposes of Section 2.07(b) of the Credit Agreement. The Borrowing Base increase provided for herein shall be comprised of the following changes and reaffirmations to the various components of the Borrowing Base: (a) the Working Interest Borrowing Base shall increased from $234,000,000 to $325,250,000; (b) the Partnership Interest Borrowing Base shall be increased from $51,000,000 to $60,000,000; (c) the Oil and Gas Reserve Borrowing Base shall be increased from $285,000,000 to $385,250,000; and (d) the Well Services Borrowing Base shall be reduced from $25,000,000 to $24,750,000.

Section 4. Conditions Precedent. The effectiveness of this Third Amendment is subject to the following:

4.1 The Administrative Agent shall have received counterparts of this Third Amendment from the Loan Parties and each of the Lenders (including each New Lender).

4.2 The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the effective date of this Third Amendment including, without limitation, the Borrowing Base increase fee described in Section 4.3 below.

4.3 Contemporaneously with the effectiveness of the increase of the Borrowing Base contained in Section 3 hereof, the Borrower shall pay to the Administrative Agent, (a) for the benefit of each Increasing Lender (as defined below), a Borrowing Base increase fee for each such Increasing Lender in an amount equal to 40 basis points (0.40%) of the amount of such Increasing Lender’s Increased Commitment (as defined below), and (b) for the benefit of the Lenders (other than the New Lenders), an amendment fee for each such Lender in an amount equal to 12.5 basis points (0.125%) of the amount of such Lender’s Commitment immediately prior to giving effect to this Third Amendment. As used herein, “Increasing Lender” means each Lender (including the New Lenders) whose Commitment after giving effect to Section 2.13 and Section 3 hereof exceeds such Lender’s Commitment, if any, that was in effect immediately prior to giving effect to this Third Amendment, and “Increased Commitment” means the amount of such excess.

4.4 The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of the Borrower and each Guarantor setting forth resolutions of its board of directors (or other applicable managing Person) with respect to the authorization of the Borrower or such Guarantor to execute and deliver this Third Amendment and to enter into the transactions contemplated hereby.

4.5 The Administrative Agent shall have received (a) a Security Agreement Supplement executed by Atlas Barnett in connection with the additional personal property of Atlas Barnett as a result of the DTE Mergers and (b) evidence reasonably satisfactory to the Administrative Agent that the DTE Mergers have been consummated.

4.6 The Administrative Agent shall have received duly executed Notes payable to each Lender requesting a Note in a principal amount equal to its Maximum Credit Amount (as amended hereby) dated as of the date hereof.

4.7 The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of

Mortgages granting the Administrative Agent a Lien over substantially all of the DTE Assets and of amendments to the existing Mortgages as the Administrative Agent may request. In connection with the execution and delivery of such Mortgages and amendments to Mortgages, the Administrative Agent shall be reasonably satisfied that the Security Instruments will, when properly executed and recorded, create first priority, perfected Liens (except for Excepted Liens, but subject to the provisos at the end of such definition and subject to Immaterial Title Deficiencies) on at least the Required Mortgage Value of Oil and Gas Properties (including the DTE Assets).

4.8 The Administrative Agent shall have received an opinion in form and substance reasonably acceptable to the Administrative Agent of (a) Ledgewood, as special counsel to the Loan Parties, (b) Jones Day, as local counsel in the State of Texas, and (c) local counsel in such jurisdictions as reasonably requested by the Administrative Agent with respect to any amendments to the Mortgages entered into in connection herewith.

4.9 The Administrative Agent shall have received title information in form and substance reasonably satisfactory to the Administrative Agent setting forth the status of title on at least 80% of the total value of all Oil and Gas Properties (including the DTE Assets, but excluding the Designated Partnership Properties) evaluated by the Administrative Agent in its determination of the Borrowing Base established pursuant to Section 3 hereof.

4.10 The Administrative Agent shall have received evidence satisfactory to it that (a) all Liens on the DTE Assets and the Equity Interests in DTE Gas Resources and Coleman Gathering (other than Liens permitted by Section 9.03 of the Credit Agreement) associated with any credit facilities and funded debt (if any) have been released or terminated, subject only to the filing of applicable terminations and releases, and (b) DTE Gas Resources and Coleman Gathering have been released under any such credit facilities and with respect to any such funded debt, and all commitments of any lenders to DTE Gas Resources and Coleman Gathering under any such credit facilities have terminated.

4.11 The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying: (a) true, accurate and complete copies of certain of the DTE Acquisition Agreement and all side letters and other material agreements, documents and certificates executed and delivered in connection with the DTE Acquisition, which documents shall contain terms and conditions reasonably acceptable to the Administrative Agent, (b) that, concurrently with the Borrowing under the Credit Agreement on the Third Amendment Effective Date, Atlas Barnett is consummating the DTE Acquisition, and indirectly acquiring all of the DTE Assets, in accordance with the terms of the DTE Acquisition Agreement (without waiver or amendment of any term or condition thereof which would be materially adverse to the interests of the Lenders provided that, for the avoidance of doubt, any amendment, modification or waiver that results in (A) less than all of the DTE Assets being indirectly acquired (or any exercise by Atlas Barnett of any right to remove any Oil and Gas Properties from the DTE Assets) or (B) a decrease in the purchase price set forth in the Acquisition Agreement of more than 15% as a result of Title Defects or Environmental Defects (as such terms are defined in the DTE Acquisition Agreement) shall, in each case, be deemed to be materially adverse to the interests of the Lenders); (c) as to the final purchase price for the DTE Assets after giving effect to all adjustments as of the closing date contemplated by the DTE Acquisition Agreement; (d) that all governmental and third party consents and all equityholder and board of director (or comparable entity management body) authorizations of the DTE Acquisition required to be obtained by any Loan Party have been obtained and are in full force and effect, (e) that no “Material Adverse Effect” (as defined in the DTE Acquisition Agreement) shall have occurred and (f) such other related documents and information as the Administrative Agent shall have reasonably requested.

4.12 The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that, between the period beginning on November 19, 2012 and ending on or before the Third Amendment Effective Date, the Borrower shall have received cash equity proceeds of not less than $75,000,000 from the issuance of its Equity Interests, which certificate shall be accompanied by evidence reasonably satisfactory to the Administrative Agent of such receipt of such cash equity proceeds.

4.13 The Administrative Agent shall be reasonably satisfied with the environmental condition of the DTE Assets, and shall have received a copy of any environmental site assessments in the possession or control of the Borrower or any Guarantor that was performed within the past three (3) years on any DTE Asset.

4.14 The conditions set forth in Section 6.02 of the Credit Agreement shall be satisfied; provided that, the only representations and warranties related to the Borrower, Atlas Barnett, DTE Gas Resources, Coleman Gathering, or the DTE Assets the accuracy of which shall be a condition to the effectiveness of this Third Amendment shall be (a) the representations made by the Seller with respect to DTE Gas Resources, Coleman Gathering and the DTE Assets in the DTE Acquisition Agreement that are material to the interests of the Lenders, but only to the extent that Atlas Barnett has the right to terminate its obligations under the DTE Acquisition Agreement (or the right not to consummate the DTE Acquisition pursuant to the DTE Acquisition Agreement) as a result of the breach of such representation in the DTE Acquisition Agreement and (b) the Specified Representations (as defined below). For purposes hereof, “Specified Representations” means, collectively, (i) all representations and warranties of the Loan Parties contained in the Security Instruments relating to the validity, priority and perfection of the Liens created under the Security Instruments and (ii) the representations and warranties of the Borrower set forth in the following sections of the Credit Agreement: Section 7.01, Section 7.02, Section 7.03, Section 7.08, Section 7.09, Section 7.22, Section 7.23 and Section 7.24.

4.15 The Borrower shall concurrently receive gross cash proceeds in an amount not less than $77,599,283.00 from the Permitted Second Lien Debt and the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying true, accurate and complete copies of the material Permitted Second Lien Documents, which Permitted Second Lien Debt Documents shall contain terms and conditions reasonably acceptable to the Administrative Agent.

4.16 The Administrative Agent shall have received from each party thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Second Lien Intercreditor Agreement, in form and substance satisfactory to the Administrative Agent in its sole discretion.

4.17 After giving effect to the DTE Acquisition and any Loans made on the Third Amendment Effective Date, the sum of (a) the aggregate unused amount of the total Commitments under the Credit Agreement (but only to the extent that the Borrower is permitted to borrow such amounts under the terms of the Credit Agreement including, without limitation, Section 6.02 thereof) plus (b) all unrestricted cash reflected on the Loan Parties’ consolidated balance sheet as of such date shall not be less than $45,000,000.

4.18 There not having occurred since December 31, 2011, any material adverse condition or material adverse change in or affecting, or the occurrence of any circumstance or condition that could reasonably be expected to result in a material adverse change in, or have a material adverse effect on the business, operations, condition (financial or otherwise), assets, or liabilities (whether actual or contingent) of the Loan Parties, taken as a whole.

Section 5. Post-Closing Covenant regarding Deposit Account Control Agreements. The Borrower shall, and shall cause the Restricted Subsidiaries to, deliver “control agreements” with respect to their respective Investment Accounts (as defined in the Security Agreement) in accordance with the terms of the Security Agreement and, in any event and notwithstanding any provision to the contrary contained in the Security Agreement, within 60 days following the Third Amendment Effective Date.

Section 6. New Lenders. Each New Lender hereby joins in, becomes a party to, and agrees to comply with and be bound by the terms and conditions of the Credit Agreement as a Lender thereunder and under each and every other Loan Document to which any Lender is required to be bound by the Credit Agreement, to the same extent as if such New Lender were an original signatory thereto. Each New Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto. Each New Lender represents and warrants that (a) it has full power and authority, and has taken all action necessary, to execute and deliver this Third Amendment, to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (b) it has received a copy of the Credit Agreement and copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Third Amendment and to become a Lender on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (c) from and after the Third Amendment Effective Date, it shall be a party to and be bound by the provisions of the Credit Agreement and the other Loan Documents and have the rights and obligations of a Lender thereunder.

Section 7. Intercreditor Agreements. Each Lender hereby consents to the terms of, and authorizes the Administrative Agent to enter into (a) the form of intercreditor agreement with respect to the Permitted Second Lien Debt that is substantially in the form attached hereto as Exhibit A, and (b) the form of First Amended and Restated Intercreditor Agreement with respect to the Designated Partnership Hedge Facility that is substantially in the form attached hereto as Exhibit B, and each Lender agrees that the terms of each such intercreditor agreement shall be binding on such Lender and its successors and assigns, as if it were a party thereto.

Section 8. Miscellaneous.

8.1 Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Third Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Third Amendment. Each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof’, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

8.2 Ratification and Affirmation of Loan Parties. Each of the Loan Parties hereby expressly (i) acknowledges the terms of this Third Amendment, (ii) ratifies and affirms its obligations under the Guaranty Agreement and the other Loan Documents to which it is a party, (iii) acknowledges, renews and extends its continued liability under the Guaranty Agreement and the other Loan Documents to which it is a party, (iv) agrees that its guarantee under the Guaranty Agreement and the other Loan Documents to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby, and (v) represents and warrants to the Lenders and the Administrative Agent that each Specified Representation of such Loan Party contained in the Credit Agreement and the other Loan Documents to which it is a party is true and correct in all material respects as of the date hereof and after giving effect to the amendments set forth in Section 2 hereof and the increase in the Borrowing Base set forth in Section 3 hereof (other than representations and warranties that were made as of a specific date, in which case such representations and warranties were true and correct in all material respects when made).

8.3 Counterparts. This Third Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Third Amendment by facsimile or electronic (e.g. pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof.

8.4 No Oral Agreement. THIS WRITTEN THIRD AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.

8.5 Governing Law. THIS THIRD AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

8.6 Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with this Third Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

8.7 Severability. Any provision of this Third Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.8 Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

[signature pages follow]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:

ATLAS RESOURCE PARTNERS, L.P.

BY:	Atlas Resource Partners GP, LLC, its general partner

	BY:	/s/ Sean McGrath

Name:	Sean McGrath
Title:	Chief Financial Officer

SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

ATLAS ENERGY COLORADO, LLC, a Colorado limited liability company

ATLAS ENERGY HOLDINGS OPERATING COMPANY, LLC, a Delaware limited liability company

ATLAS ENERGY INDIANA, LLC, an Indiana limited liability company

ATLAS ENERGY OHIO, LLC, an Ohio limited liability company

ATLAS ENERGY TENNESSEE, LLC, a Pennsylvania limited liability company

ATLAS NOBLE, LLC, a Delaware limited liability company

ATLAS RESOURCES, LLC, a Pennsylvania limited liability company

REI-NY, LLC, a Delaware limited liability company

RESOURCE ENERGY, LLC, a Delaware limited liability company

RESOURCE WELL SERVICES, LLC, a Delaware limited liability company

VIKING RESOURCES, LLC, a Pennsylvania limited liability company

ARP BARNETT, LLC, a Delaware limited liability company

ARP OKLAHOMA, LLC, an Oklahoma limited liability company

ARP BARNETT PIPELINE, LLC, a Delaware limited liability company

ATLAS BARNETT, LLC, a Texas limited liabilty company

By:	/s/ Sean McGrath

Name:	Sean McGrath
Title:	Chief Financial Officer

SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender and as Administrative Agent

By:	/s/ Jason M. Hicks
Jason M. Hicks, Managing Director

SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

CITIBANK, N.A., as a Lender

By:	/s/ P. R. Ballard

Name:	P. R. Ballard

Title:	VP

SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Jo Linda Papadakis

Name:	Jo Linda Papadakis

Title:	Authorized Officer

SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Adam H. Fey

Name:	Adam H. Fey
Title:	Director

SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

NATIXIS, as a Lender

By:	/s/ Louis P. Laville, III

Name:	Louis P. Laville, III
Title:	Managing Director

By:	/s/ Carlos Quinteros

Name:	Carlos Quinteros
Title:	Managing Director

SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

SOVEREIGN BANK, N.A., as a Lender

By:	/s/ Mark Connelly

Name:	Mark Connelly
Title:	Senior Vice President

By:	/s/ Aidan Lanigan
Name:	Aidan Lanigan
Title:	Senior Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

CAPITAL ONE, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Peter Shen
Name:	Peter Shen
Title:	Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

DEUTSCHE BANK TRUST COMPANY AMERICAS, as a Lender

By:	/s/ Marcus M. Tarkington
Name:	Marcus M. Tarkington
Title:	Director

By:	/s/ Evelyn Thierry
Name:	Evelyn Thierry
Title:	Director

SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

COMERICA BANK, as a Lender

By:	/s/ John S. Lesikar
Name:	John S. Lesikar
Title:	Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

ABN AMRO CAPITAL USA LLC, as a Lender

By:	/s/ Elizabeth Johnson
Name:	Elizabeth Johnson
Title:	Vice President

By:	/s/ Darrell Holley
Name:	Darrell Holley
Title:	Managing Director

SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

SUNTRUST BANK, as a Lender

By:	/s/ Scott Mackey
Name:	Scott Mackey
Title:	Director

SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Mark Lumpkin, Jr.
Name:	Mark Lumpkin, Jr.
Title:	Authorized Signatory

SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

COMPASS BANK, as a Lender

By:	/s/ Umar Hassan
Name:	Umar Hassan
Title:	Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

CADENCE BANK, N.A., as a Lender

By:	/s/ Eric Broussard
Name:	Eric Broussard
Title:	Senior Vice President

SIGNATURE PAGE TO THIRD AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

ATLAS RESOURCE PARTNERS, L.P.

ANNEX I

LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount

Wells Fargo Bank, National Association	10.00000000%	$100,000,000.00

Citibank, N.A.	10.00000000%	$100,000,000.00

JPMorgan Chase Bank, N.A.	8.29268293%	$82,926,829.26

Bank of America, N.A.	8.29268293%	$82,926,829.26

Deutsche Bank Trust Company Americas	8.29268293%	$82,926,829.26

Comerica Bank	7.31707317%	$73,170,731.71

Sovereign Bank, N.A.	7.31707317%	$73,170,731.71

ABN Amro Capital USA LLC	7.31707317%	$73,170,731.71

Natixis	7.31707317%	$73,170,731.71

SunTrust Bank	7.31707317%	$73,170,731.71

Royal Bank of Canada	7.31707317%	$73,170,731.71

Compass Bank	4.39024390%	$43,902,439.03

Cadence Bank, N.A.	4.39024390%	$43,902,439.03

Capital One, National Association	2.43902439%	$24,390,243.90

Total	100%	$1,000,000,000.00

Annex I-1

EXHIBIT A

SECOND LIEN INTERCREDITOR AGREEMENT

[attached]

INTERCREDITOR AGREEMENT

dated as of

December 20, 2012,

among

ATLAS RESOURCE PARTNERS, L.P.,

as Borrower,

EACH OF THE OTHER GRANTORS PARTY HERETO,

WELLS FARGO BANK, N.A.,

as First Lien Administrative Agent

and

WELLS FARGO ENERGY CAPITAL, INC.,

as Second Lien Administrative Agent

THIS IS THE INTERCREDITOR AGREEMENT REFERRED TO IN THE SECURITY INSTRUMENTS REFERRED TO IN THE CREDIT AGREEMENTS REFERRED TO HEREIN.

-i-

-ii-

Section 10.10	Specific Performance	37

Section 10.11	Headings	37

Section 10.12	Counterparts	37

Section 10.13	Provisions Solely to Define Relative Rights	37

Section 10.14	Sharing of Information	37

Section 10.15	No Indirect Actions	37

-iii-

INTERCREDITOR AGREEMENT dated as of December 20, 2012 (this “Agreement”), among ATLAS RESOURCE PARTNERS L.P., a Delaware limited partnership (the “Borrower”), each of the other undersigned Grantors (as defined below), WELLS FARGO BANK, N.A., as agent for the First Lien Lenders (as defined below) (in such capacity, the “First Lien Administrative Agent”), and WELLS FARGO ENERGY CAPITAL, INC, as agent for the Second Lien Lenders (as defined below) (in such capacity, the “Second Lien Administrative Agent”).

PRELIMINARY STATEMENT

Reference is made to (a) the Credit Agreement dated as of March 5, 2012 (as amended, restated, supplemented, modified or Refinanced from time to time in accordance with the terms of this Agreement, the “First Lien Credit Agreement”), among the Borrower, the lenders from time to time party thereto (the “First Lien Lenders”) and the First Lien Administrative Agent, (b) the Second Lien Credit Agreement dated as of December 20, 2012 (as amended, restated, supplemented, modified or Refinanced from time to time in accordance with the terms of this Agreement, the “Second Lien Credit Agreement” and, together with the First Lien Credit Agreement, the “Credit Agreements”), among the Borrower, the lenders from time to time party thereto (the “Second Lien Lenders”) and Second Lien Administrative Agent, and (c) the Security Instruments referred to in the Credit Agreements.

RECITALS

A. The First Lien Lenders have agreed to make loans and other extensions of credit to the Borrower pursuant to the First Lien Credit Agreement on the condition, among others, that the First Lien Obligations (such term and each other capitalized term used but not defined in the preliminary statement or these recitals having the meaning given it in Article I) shall be secured by first priority Liens on, and security interests in, the First Lien Collateral.

B. The Second Lien Lenders have agreed to make loans to the Borrower pursuant to the Second Lien Credit Agreement on the condition, among others, that the Second Lien Obligations shall be secured by second priority Liens on, and security interests in, the Second Lien Collateral.

C. The Credit Agreements require, among other things, that the parties hereto set forth in this Agreement, among other things, their respective rights, obligations and remedies with respect to the Collateral.

Accordingly, the parties hereto agree as follows:

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ARTICLE I

DEFINITIONS

Section 1.01 Certain Defined Terms. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth in the First Lien Credit Agreement, the Second Lien Term Loan Agreement or the Security Instruments, as applicable.

Section 1.02 Other Defined Terms. As used in the Agreement, the following terms shall have the meanings specified below:

“Administrative Agents” shall mean collectively each of First Lien Administrative Agent and Second Lien Administrative Agent.

“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy,” as now and hereinafter in effect, or any successor statute.

“Bankruptcy Law” shall mean the Bankruptcy Code and any other Federal, state or foreign bankruptcy, insolvency, receivership or similar law.

“Borrower” shall have the meaning assigned to such term in the preamble to this Agreement.

“Borrowing Base” shall have the meaning assigned to such term in the First Lien Credit Agreement or, if the Indebtedness outstanding under the First Lien Loan Documents is Refinanced as contemplated by Section 7.02, as defined in the New First Lien Loan Documents, provided that such “Borrowing Base”, whether in the First Lien Loan Documents or the New First Lien Loan Documents, is a conforming traditional corporate banking borrowing base for oil and gas secured loan transactions (as determined by the First Lien Administrative Agent in its sole discretion in accordance with its customary standards and practices then in effect), similar with the existing transaction, including customary mechanisms for periodic redeterminations thereof.

“Collateral” shall mean, collectively, the First Lien Collateral and the Second Lien Collateral.

“Comparable Second Lien Security Instrument” shall mean, in relation to any Collateral subject to any Lien created under any First Lien Security Instrument, the Second Lien Security Instrument that creates a Lien on the same Collateral, granted by the same Grantor.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

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“Credit Agreements” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Credit Exposure” means the Swap Termination Value under a Swap Agreement.

“Defaulting First Lien Secured Party” shall have the meaning assigned to such term in Section 3.01(d).

“Defaulting Second Lien Secured Party” shall have the meaning assigned to such term in Section 3.01(e).

“DIP Financing” shall have the meaning assigned to such term in Section 6.01(a)(ii).

“DIP Financing Liens” shall have the meaning assigned to such term in Section 6.01(a)(ii).

“Discharge of First Lien Obligations” shall mean, subject to Section 7.02 and Section 7.04, (a) payment in full in cash of the principal of and interest (including interest accruing during the pendency of any Insolvency Proceeding, regardless of whether allowed or allowable in such Insolvency Proceeding), expenses (including, without limitation, all legal fees) and premium, if any, on all Indebtedness outstanding under the First Lien Loan Documents, (b) payment in full in cash of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid, (c) cancellation of or the entry into arrangements reasonably satisfactory to the First Lien Administrative Agent and the Issuing Bank with respect to all letters of credit issued and outstanding under the First Lien Credit Agreement, (d) payment of the Credit Exposure of the Hedge Banks under each Lender Swap Agreement and all related fees, expenses and other amounts owed to the Hedge Banks in connection therewith (or, with respect to any particular Lender Swap Agreement, such other arrangements as have been made by the Borrower and the Hedge Bank who is a party to such Lender Swap Agreement (and communicated to the First Lien Administrative Agent) as provided in the First Lien Credit Agreement) and (e) termination or expiration of all commitments to lend and all obligations to issue or extend letters of credit under the First Lien Credit Agreement.

“Disposition” shall mean any sale, lease, exchange, transfer or other disposition. “Dispose” shall have a correlative meaning.

“Enforcement Action” shall mean an action under applicable law to (a) foreclose, execute, levy, or collect on, take possession or control of, sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Collateral, or otherwise exercise or enforce remedial rights with respect to Collateral under the First Lien Loan Documents or the Second Lien Loan Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control

3

agreements, or exercise of rights under landlord consents, if applicable), (b) solicit bids from third Persons to conduct the liquidation or disposition of Collateral or to engage or retain sales brokers, marketing agents, or auctioneers for the purposes of marketing, promoting, and selling Collateral, (c) to receive a transfer of Collateral in satisfaction of any obligation secured thereby, (d) to otherwise enforce a security interest or exercise a remedy, as a secured creditor or otherwise, in equity, or pursuant to the First Lien Loan Documents or the Second Lien Loan Documents (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Collateral to facilitate the actions described in the preceding clauses, exercising voting rights in respect of equity interests comprising Collateral, and instructing the Master General Partner to withdraw its ownership interest in a Participating Partnership as provided in Section 10.02(a)(iii) of the Credit Agreements in effect as of the date hereof), or (e) the Disposition of Collateral by any Grantor after the occurrence and during the continuation of an event of default under the First Lien Loan Documents or the Second Lien Loan Documents with the consent of First Lien Administrative Agent or Second Lien Administrative Agent, as applicable; provided that “Enforcement Action” will also be deemed to include the commencement of, or joinder in filing of a petition for commencement of, an Insolvency Proceeding against the owner of Collateral.

“First Lien Administrative Agent” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Collateral” shall mean all assets of any Grantor, whether real, personal or mixed, now or at any time hereafter subject to Liens securing any First Lien Obligations.

“First Lien Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“First Lien Loan Documents” shall mean the “Loan Documents”, as defined in the First Lien Credit Agreement.

“First Lien Obligations” shall mean “Indebtedness”, as defined in the First Lien Credit Agreement.

“First Lien Required Lenders” shall mean the “Majority Lenders”, as defined in the First Lien Credit Agreement.

“First Lien Secured Parties” shall mean, at any time, (a) the “Secured Creditors” as defined in the First Lien Security Agreement and (b) the successors and assigns of each of the foregoing.

“First Lien Security Agreement” shall mean the “Security Agreement”, as defined in the First Lien Credit Agreement.

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“First Lien Security Instruments” shall mean the “Security Instruments”, as defined in the First Lien Credit Agreement.

“First Priority Liens” shall mean all Liens on the First Lien Collateral securing the First Lien Obligations, whether created under the First Lien Security Instruments or acquired by possession, statute (including any judgment lien), operation of law, subrogation or otherwise.

“Grantors” shall mean (a) the Borrower, (b) each other Person that shall have created or purported to create any First Priority Lien or Second Priority Lien on all or any part of its assets to secure any First Lien Obligations or any Second Lien Obligations, and (c) each other Person that shall have provided a Guaranty or other similar credit support for either the First Lien Obligations or the Second Lien Obligations.

“Guarantors” shall mean, collectively, each Person that has guaranteed, or that from time to time hereafter guarantees, the First Lien Obligations or the Second Lien Obligations.

“Hedge Bank” shall mean each “Secured Swap Provider”, as defined in the First Lien Security Agreement.

“Indebtedness” shall mean and includes all obligations that constitute “Indebtedness”, as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable.

“Insolvency Proceeding” shall mean (a) any voluntary or involuntary proceeding under the Bankruptcy Code or any other Bankruptcy Law with respect to any Grantor, (b) any voluntary or involuntary appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Grantor or for a substantial part of the property or assets of any Grantor, (c) any voluntary or involuntary winding-up or liquidation of any Grantor, or (d) a general assignment for the benefit of creditors by any Grantor.

“Lender Swap Agreement” shall mean a Swap Agreement between the Borrower or any other Grantor and a Hedge Bank.

“Lien” means any interest in Property securing an obligation owed to, or securing a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations granted to secure or evidence any such obligation or claim. For the purposes of this Agreement, a Grantor shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.

5

“Loan Documents” shall mean the First Lien Loan Documents and the Second Lien Loan Documents.

“New First Lien Administrative Agent” shall have the meaning assigned to such term in Section 7.02.

“New First Lien Loan Documents” shall have the meaning assigned to such term in Section 7.02.

“New First Lien Obligations” shall have the meaning assigned to such term in Section 7.02.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Pledged or Controlled Collateral” shall have the meaning assigned to such term in Article V.

“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.

“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, restructure or replace, or to issue other Indebtedness in exchange or replacement for, such Indebtedness, in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

“Refinancing Indebtedness” shall mean Indebtedness that Refinances First Lien Obligations or Second Lien Obligations pursuant to Article VII.

“Refinancing Notice” shall have the meaning assigned to such term in Section 7.02.

“Release” shall have the meaning assigned to such term in Section 3.04.

“Second Lien Administrative Agent” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Collateral” shall mean all assets of any Grantor, whether real, personal or mixed, now or at any time hereafter subject to Liens securing any Second Lien Obligations.

“Second Lien Credit Agreement” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

6

“Second Lien Lenders” shall have the meaning assigned to such term in the preliminary statement of this Agreement.

“Second Lien Loan Documents” shall mean the “Loan Documents”, as defined in the Second Lien Credit Agreement.

“Second Lien Obligations” shall mean “Indebtedness”, as defined in the Second Lien Credit Agreement.

“Second Lien Permitted Actions” shall have the meaning assigned to such term in Section 3.01(a).

“Second Lien Release” shall have the meaning assigned to such term in Section 3.05.

“Second Lien Required Lenders” shall mean the “Majority Lenders”, as defined in the Second Lien Credit Agreement.

“Second Lien Secured Parties” shall mean, at any time, (a) the “Secured Creditors” as defined in the Second Lien Security Agreement and (b) the successors and assigns of each of the foregoing.

“Second Lien Security Agreement” shall mean the “Security Agreement” as defined in the Second Lien Credit Agreement.

“Second Lien Security Instruments” shall mean the “Security Instruments”, as defined in the Second Lien Credit Agreement.

“Second Priority Liens” shall mean all Liens on the Second Lien Collateral securing the Second Lien Obligations, whether created under the Second Lien Security Instruments or acquired by possession, statute (including any judgment Lien), operation of law, subrogation or otherwise.

“Security Instruments” shall mean the First Lien Security Instruments and the Second Lien Security Instruments.

“Standstill Period” shall have the meaning assigned to such term in Section 3.02(a)(i).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person of which Equity Interests representing more than 50% of the equity or more than 50% of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) or, in the case of a partnership, any general partnership interests are, as of such date, owned or held by the parent or one or more Subsidiaries of

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the parent or by the parent and one or more Subsidiaries of the parent. Unless otherwise indicated herein, each reference to the term “Subsidiary” shall mean a Subsidiary of the Borrower.

“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.

“Uniform Commercial Code” or “UCC” shall mean the Uniform Commercial Code (or any similar or equivalent legislation) as in effect from time to time in any applicable jurisdiction.

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restriction or consent requirements with respect to, such amendments, supplements or modifications set forth herein or in any Loan Document), (b) any reference herein (i) to any Person shall be construed to include such Person’s successors and assigns and (ii) to the Borrower or any other Grantor shall be construed to include the Borrower or such Grantor as debtor and debtor-in-possession and any receiver or trustee for the Borrower or any other Grantor, as the case may be, in any Insolvency Proceeding, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles or Sections shall be construed to refer to Articles or Sections of this Agreement, and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

ARTICLE II

LIEN PRIORITIES

Section 2.01 Relative Priorities. Notwithstanding (a) the date, manner or order of grant, attachment or perfection of any Second Priority Lien or any First Priority Lien, (b) any provision of the UCC or any other applicable law or the provisions of any Security Instrument or any other Loan Document, (c) any defect in, or non-perfection, setting aside, or avoidance of a Lien or a First Lien Loan Document or a Second Lien

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Loan Document, (d) the modification of a First Lien Loan Document or a Second Lien Loan Document, (e) the exchange of any security interest in any Collateral for a security interest in other Collateral, (f) the commencement of an Insolvency Proceeding or any other circumstance whatsoever, including a circumstance that might be a defense available to, or a discharge of, a Grantor in respect of a First Lien Obligation or a Second Lien Obligation or holder of such obligation, the Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby agrees that, so long as the Discharge of First Lien Obligations has not occurred:

(i) any First Priority Lien now or hereafter held by or for the benefit of any First Lien Secured Party shall be senior in right, priority, operation, effect and all other respects to any and all Second Priority Liens,

(ii) any Second Priority Lien now or hereafter held by or for the benefit of any Second Lien Secured Party shall be junior and subordinate in right, priority, operation, effect and all other respects to any and all First Priority Liens, and

(iii) the First Priority Liens shall be and remain senior in right, priority, operation, effect and all other respects to any Second Priority Liens for all purposes, whether or not any First Priority Liens are subordinated in any respect to any other Lien securing any other obligation of the Borrower, any other Grantor or any other Person.

Section 2.02 Prohibition on Contesting Liens. Each of the First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, and the Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that it will not, and hereby waives any right to, contest or support any other Person in contesting, in any proceeding (including any Insolvency Proceeding), the priority, perfection, validity or enforceability of any Second Priority Lien or any First Priority Lien, as the case may be; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the First Lien Administrative Agent or any other First Lien Secured Party to enforce this Agreement.

Section 2.03 No New Liens. The parties hereto agree that, so long as the Discharge of First Lien Obligations has not occurred, the Borrower shall not, and shall not permit any of its subsidiaries to, (a) grant or permit any additional Liens on any asset to secure any Second Lien Obligation unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the First Lien Obligations or (b) grant or permit any additional Liens on any asset to secure any First Lien Obligations unless it has granted, or concurrently therewith grants, a Lien on such asset to secure the Second Lien Obligations, with each such Lien to be subject to the provisions of this Agreement. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other right or remedy available to the First Lien Administrative Agent or the other First Lien Secured Parties, the Second Lien Administrative Agent agrees, for itself and on behalf of the other Second Lien Secured Parties, that any amounts received by or distributed to any Second Lien Secured Party pursuant to or as a result of any Lien granted in contravention of this Section 2.03 shall be subject to Section 4.02.

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Section 2.04 Similar Liens and Agreements. The parties hereto acknowledge and agree that it is their intention that the First Lien Collateral and the Second Lien Collateral be identical. To the extent that, notwithstanding this Section 2.04, the First Lien Collateral and Second Lien Collateral are not identical, the Second Lien Administrative Agent, on behalf of the Second Lien Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens on Second Lien Collateral that is not First Lien Collateral, shall be subject to Section 4.02. In furtherance of the foregoing, the parties hereto agree:

(a) to cooperate in good faith in order to determine, upon any reasonable request by the First Lien Administrative Agent or the Second Lien Administrative Agent, the specific assets included in the First Lien Collateral and the Second Lien Collateral, the steps taken to perfect the First Priority Liens and the Second Priority Liens thereon and the identity of the respective parties obligated under the First Lien Loan Documents and the Second Lien Loan Documents;

(b) that the Second Lien Security Instruments shall be in all material respects in the same form as the First Lien Security Instruments, other than with respect to the first priority and second priority nature of the Liens created or evidenced thereunder, the identity of the Secured Parties that are parties thereto or secured thereby and other matters contemplated by this Agreement; and

(c) that at no time shall there be any Guarantor in respect of the Second Lien Obligations that is not also a Guarantor in respect of the First Lien Obligations, and vice versa.

Section 2.05 Judgment Creditors. In the event that any Second Lien Secured Party becomes a judgment lien creditor as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to the First Priority Liens and the First Lien Obligations) to the same extent as all other Liens securing the Second Lien Obligations are subject to the terms of this Agreement.

Section 2.06 No Debt Subordination. Nothing contained in this Agreement is intended to subordinate any debt claim by a Second Lien Secured Party to a debt claim by a First Lien Secured Party. All debt claims of the First Lien Secured Parties and the Second Lien Secured Parties are intended to be pari passu.

ARTICLE III

ENFORCEMENT OF RIGHTS; MATTERS RELATING TO COLLATERAL

Section 3.01 Exercise of Rights and Remedies.

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(a) So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency Proceeding has been commenced, the First Lien Administrative Agent and the other First Lien Secured Parties shall have the exclusive right to (i) commence and maintain any Enforcement Action (including rights to set-off or credit bid), (ii) subject to Section 3.04, make determinations regarding the release or Disposition of, or restrictions with respect to, the Collateral, and (iii) otherwise enforce the rights and remedies of a secured creditor under the UCC and Bankruptcy Laws of any applicable jurisdiction, so long as any proceeds received by the First Lien Administrative Agent in excess of those necessary to achieve Discharge of First Lien Obligations are distributed in accordance with the UCC and applicable law, subject to the relative priorities described in Section 2.01, without any consultation with or the consent of the Second Lien Administrative Agent or any other Second Lien Secured Party; provided that, notwithstanding the foregoing,

(i) in any Insolvency Proceeding, the Second Lien Administrative Agent and any Second Lien Secured Party may file a proof of claim or statement of interest with respect to the Second Lien Obligations;

(ii) the Second Lien Administrative Agent may take any action to preserve or protect the validity and enforceability of the Second Priority Liens, provided that no such action is, or could reasonably be expected to be, (A) adverse to the First Priority Liens or the rights of the First Lien Administrative Agent or any other First Lien Secured Party to exercise remedies in respect thereof or (B) otherwise inconsistent with the terms of this Agreement, including the automatic release of Second Priority Liens provided in Section 3.04;

(iii) the Second Lien Secured Parties may file any responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, including any claims secured by the Collateral or otherwise make any agreements or file any motions pertaining to the Second Lien Obligations, in each case, to the extent not inconsistent with the terms of this Agreement;

(iv) the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors, as provided in Section 3.03;

(v) the Second Lien Secured Parties may (A) present a cash bid for Collateral or purchase Collateral for cash at any Section 363 hearing or at any public or judicial foreclosure sale and (B) credit bid for Collateral pursuant to Section 363(k) of the Bankruptcy Code (provided that such credit bid may only be made if the Discharge of First Lien Obligations has occurred or will occur concurrently as a result of a cash bid for such Collateral in addition to such credit bid); provided, however, in no event shall the bid pursuant to this Section 3.01(a)(v) be less than the amount in cash that would be necessary to purchase the First Lien Obligations pursuant to Section 3.01(d) hereof;

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(vi) the Second Lien Secured Parties shall be entitled to vote on any plan of reorganization, to the extent consistent with the provisions hereof; and

(vii) subject to Section 3.02(a), the Second Lien Administrative Agent and the other Second Lien Secured Parties may enforce any of their rights and exercise any of their remedies with respect to the Collateral after the termination of the Standstill Period, including, without limitation, the right to require the Master General Partner to immediately withdraw its ownership interest in any or all of the Participating Partnerships in the form of a working interest in the production from the Oil and Gas Properties of such Participating Partnerships and (A) deliver such Mortgages or other Security Instruments or documents as required under Section 8.13(f) of the Second Lien Credit Agreement and (B) execute a novation, amendment or agreement to reflect that the MGP Volumes shall no longer be secured by the Designated Partnership Hedge Facility;

(the actions described in clauses (i) through (vii) above being referred to herein as the “Second Lien Permitted Actions”). Except for the Second Lien Permitted Actions, unless and until the Discharge of First Lien Obligations has occurred, the sole right of the Second Lien Administrative Agent and the other Second Lien Secured Parties with respect to the Collateral shall be to receive the proceeds of the Collateral, if any, remaining after the Discharge of First Lien Obligations has occurred and in accordance with the Second Lien Loan Documents and applicable law.

(b) In exercising rights and remedies with respect to the Collateral, the First Lien Administrative Agent and the other First Lien Secured Parties may enforce the provisions of the First Lien Loan Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to Dispose of Collateral upon foreclosure, to incur expenses in connection with any such Disposition and to exercise all the rights and remedies of a secured creditor under the Uniform Commercial Code, the Bankruptcy Code or any other Bankruptcy Law. The First Lien Administrative Agent agrees to provide at least five days’ prior written notice to the Second Lien Administrative Agent of its intention to foreclose upon or Dispose of any Collateral.

(c) The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that (i) no covenant, agreement or restriction contained in any Second Lien Security Instrument or any other Second Lien Loan Document shall be deemed to restrict in any way the rights and remedies of the First Lien Administrative Agent or the other First Lien Secured Parties with respect to the Collateral as set forth in this Agreement and the other First Lien Loan Documents and (ii) the rights of any First Lien Secured Party to enforce any provision of this Agreement or any First Lien Loan Document will not be prejudiced or impaired by (A) any act or failure to act of any Grantor, any other First Lien Secured Party or the First Lien Administrative Agent, or (B) noncompliance by any Person other than such First Lien Secured Party with any provision of this Agreement, any First Lien Loan Document or any Second Lien Loan Document.

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(d) Notwithstanding anything in this Agreement to the contrary, following the earliest to occur of (i) the acceleration of the Indebtedness then outstanding under the First Lien Credit Agreement, (ii) a payment default under the First Lien Credit Agreement that has not been cured within sixty (60) days of the occurrence thereof or (iii) the commencement of an Insolvency Proceeding, the Second Lien Secured Parties may, at their sole expense and effort, upon notice within thirty (30) days following such acceleration, passage of time following a payment default without cure or the commencement of an Insolvency Proceeding, as the case may be, to the First Lien Administrative Agent and the Borrower, require the First Lien Secured Parties to transfer and assign to the Second Lien Secured Parties, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Assumption (as such term is defined in the First Lien Credit Agreement)), all (but not less than all) of the First Lien Obligations; provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, and (y) the Second Lien Secured Parties shall have paid to the First Lien Administrative Agent, for the account of the First Lien Secured Parties, in immediately available funds, an amount equal to 100% of the principal of the First Lien Obligations plus all accrued and unpaid interest thereon plus all accrued and unpaid fees and expenses plus all the other First Lien Obligations then outstanding (which shall include, with respect to (i) the aggregate face amount of the letters of credit outstanding under the First Lien Credit Agreement, an amount in cash equal to 105% thereof, and (ii) Lender Swap Agreements that constitute First Lien Obligations, 105% of the aggregate Credit Exposure). In order to effectuate the foregoing, the First Lien Administrative Agent shall calculate, upon the written request of the Second Lien Administrative Agent from time to time, the amount in cash that would be necessary so to purchase the First Lien Obligations. Each First Lien Secured Party will retain all rights to indemnification provided by the Borrower in the relevant First Lien Loan Documents for all claims and other amounts relating to periods prior to the purchase of the First Lien Obligations pursuant to this Section 3.01. For the avoidance of doubt, the Second Lien Administrative Agent (on behalf of itself and the other Second Lien Secured Parties) hereby acknowledges and agrees that (A) the obligations of the First Lien Secured Parties to sell their respective First Lien Obligations under this Section 3.01(d) are several and not joint and several, (B) to the extent any First Lien Secured Party breaches its obligation to sell its First Lien Obligations under this Section 3.01(d) (a “Defaulting First Lien Secured Party”), nothing in this Section 3.01(d) shall be deemed to require the First Lien Administrative Agent or any other First Lien Secured Party to purchase such Defaulting First Lien Secured Party’s First Lien Obligations for resale to the Second Lien Secured Parties and (C) in all cases, the First Lien Administrative Agent and each First Lien Secured Party complying with the terms of this Section 3.01(d) shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting First Lien Secured Party; provided that nothing in this last sentence of this Section 3.01(d) shall (x) require the Second Lien Secured Parties to purchase less than all of the First Lien Obligations or (y) prohibit the Second Lien Secured Parties from purchasing less than all of the First Lien Obligations if a First Lien Secured Party becomes a Defaulting First Lien Secured Party.

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(e) Notwithstanding anything in this Agreement to the contrary, following the earliest to occur of (i) the acceleration of the Indebtedness then outstanding under the First Lien Credit Agreement, (ii) a payment default under the First Lien Credit Agreement that has not been cured within sixty (60) days of the occurrence thereof or (iii) the commencement of an Insolvency Proceeding, the First Lien Secured Parties may, at their sole expense and effort, upon notice within thirty (30) days following such acceleration, passage of time following a payment default without cure or the commencement of an Insolvency Proceeding, as the case may be, to the Second Lien Administrative Agent and the Borrower, require the Second Lien Secured Parties to transfer and assign to the First Lien Secured Parties, without warranty or representation or recourse (except for representations and warranties required to be made by assigning lenders pursuant to the Assignment and Assumption (as such term is defined in the Second Lien Credit Agreement)), all (but not less than all) of the Second Lien Obligations; provided that (x) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority having jurisdiction, and (y) the First Lien Secured Parties shall have paid to the Second Lien Administrative Agent, for the account of the Second Lien Secured Parties, in immediately available funds, an amount equal to 100% of the principal of the Second Lien Obligations plus all accrued and unpaid interest thereon plus all accrued and unpaid fees and expenses plus all the other Second Lien Obligations then outstanding (which shall include a premium in an amount equal to the Prepayment Fee as set forth in Section 3.04(d) of the Second Lien Credit Agreement). In order to effectuate the foregoing, the Second Lien Administrative Agent shall calculate, upon the written request of the First Lien Administrative Agent from time to time, the amount in cash that would be necessary so to purchase the Second Lien Obligations. Each Second Lien Secured Party will retain all rights to indemnification provided by the Borrower in the relevant Second Lien Loan Documents for all claims and other amounts relating to periods prior to the purchase of the Second Lien Obligations pursuant to this Section 3.01. For the avoidance of doubt, the First Lien Administrative Agent (on behalf of itself and the other First Lien Secured Parties) hereby acknowledges and agrees that (A) the obligations of the Second Lien Secured Parties to sell their respective Second Lien Obligations under this Section 3.01(e) are several and not joint and several, (B) to the extent any Second Lien Secured Party breaches its obligation to sell its Second Lien Obligations under this Section 3.01(e) (a “Defaulting Second Lien Secured Party”), nothing in this Section 3.01(e) shall be deemed to require the Second Lien Administrative Agent or any other Second Lien Secured Party to purchase such Defaulting Second Lien Secured Party’s Second Lien Obligations for resale to the First Lien Secured Parties and (C) in all cases, the Second Lien Administrative Agent and each Second Lien Secured Party complying with the terms of this Section 3.01(e) shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting Second Lien Secured Party; provided that nothing in this last sentence of this Section 3.01(e) shall (x) require the First Lien Secured Parties to purchase less than all of the Second Lien Obligations or (y) prohibit the First Lien Secured Parties from purchasing less than all of the Second Lien Obligations if a Second Lien Secured Party becomes a Defaulting Second Lien Secured Party.

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(f) In furtherance of the foregoing Sections 3.01(d) and 3.01(e), the First Lien Administrative Agent shall endeavor to deliver notice to the Second Lien Administrative Agent of any payment default under the First Lien Credit Agreement; provided that the First Lien Administrative Agent’s failure to give such notice under this Section 3.01(f) shall not create any claim or cause of action on the part of any Second Lien Secured Party against the First Lien Administrative Agent for any reason whatsoever.

Section 3.02 No Interference.

(a) The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, whether or not any Insolvency Proceeding has been commenced, the Second Lien Secured Parties:

(i) except for Second Lien Permitted Actions, will not, so long as the Discharge of First Lien Obligations has not occurred, commence any Enforcement Action; provided, however, that the Second Lien Administrative Agent may enforce or exercise any or all such rights and remedies, or commence, join with any Person in commencing, or petition for or vote in favor of any resolution for, any such action or proceeding, after a period of 180 days has elapsed since the date on which the Second Lien Administrative Agent has delivered to the First Lien Administrative Agent written notice of the acceleration of the Indebtedness then outstanding under the Second Lien Credit Agreement (the “Standstill Period”), so long as such payment default has not been cured or waived and such acceleration, if applicable, has not been rescinded; provided further, however, that (A) notwithstanding the expiration of the Standstill Period or anything herein to the contrary, except for Second Lien Permitted Actions, in no event shall the Second Lien Administrative Agent or any other Second Lien Secured Party commence an Enforcement Action with respect to any Collateral, or commence, join with any Person in commencing, or petition for or vote in favor of any resolution for, any such Enforcement Action, if the First Lien Administrative Agent or any other First Lien Secured Party shall have commenced, and shall be diligently pursuing (or shall have sought or requested relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding to enable the commencement and pursuit thereof), an Enforcement Action with respect to any portion of the Collateral (prompt written notice thereof to be given to the Second Lien Administrative Agent by the First Lien Administrative Agent), and (B) after the expiration of the Standstill Period, so long as neither the First Lien Administrative Agent nor the First Lien Secured Parties have commenced any action to enforce their Lien on any portion of the Collateral, in the event that and for so long as the Second Lien Secured Parties (or the Second Lien Administrative Agent on their behalf) have commenced actions to enforce their Lien with respect to all or any material portion of the Collateral to the extent permitted hereunder and are diligently pursuing such actions (it being understood that this clause shall not constitute a waiver by the First Lien

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Administrative Agent or the other First Lien Secured Parties of the provisions of Article VI), neither the First Lien Secured Parties nor the First Lien Administrative Agent shall take any action of a similar nature with respect to such Collateral; provided that all other provisions of this Agreement (including the turnover provisions of Article IV) are complied with; and provided further that the Standstill Period shall be tolled for so long as any automatic stay or any other stay or other order prohibiting the exercise of remedies by the First Lien Administrative Agent or the First Lien Secured Parties with respect to the Collateral is in effect by operation of law or has been entered into by a court of competent jurisdiction;

(ii) will not contest, protest or object to any Enforcement Action brought by the First Lien Administrative Agent or any other First Lien Secured Party, including any Enforcement Action by any First Lien Secured Party relating to the Collateral so long as Second Priority Liens attach to the proceeds thereof subject to the relative priorities set forth in Section 2.01;

(iii) subject to the rights of the Second Lien Secured Parties under clause (i) above, will not object to the forbearance by the First Lien Administrative Agent or any other First Lien Secured Party from commencing or pursuing any Enforcement Action with respect to the Collateral;

(iv) will not, so long as the Discharge of First Lien Obligations has not occurred and except for Second Lien Permitted Actions, take or receive any Collateral, or any proceeds thereof or payment with respect thereto, in connection with the exercise of any Enforcement Action with respect to any Collateral or in connection with any insurance policy award under a policy of insurance relating to any Collateral or any condemnation award (or deed in lieu of condemnation) relating to any Collateral;

(v) will not, except for Second Lien Permitted Actions, take any action that would, or could reasonably be expected to, hinder, in any manner, any exercise of remedies under the First Lien Loan Documents, including any Disposition of any Collateral, whether by foreclosure or otherwise;

(vi) will not, except for Second Lien Permitted Actions, object to the manner in which the First Lien Administrative Agent or any other First Lien Secured Party may seek to enforce or collect the First Lien Obligations or the First Priority Liens, regardless of whether any action or failure to act by or on behalf of the First Lien Administrative Agent or any other First Lien Secured Party is, or could be, adverse to the interests of the Second Lien Secured Parties, and will not assert, and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or claim the benefit of any marshalling, appraisal, valuation or other similar right that may be available under applicable law with respect to the Collateral or any similar rights a junior secured creditor may have under applicable law; and

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(vii) will not attempt, directly or indirectly, whether by judicial proceeding or otherwise, to challenge or question the validity or enforceability of any First Lien Obligation or any First Lien Security Instrument, including this Agreement, or the validity or enforceability of the priorities, rights or obligations established by this Agreement;

provided, however, that, in the case of clauses (i) through (vii) above, it is the intention of the parties hereto that the Liens granted to secure the Second Lien Obligations of the Second Lien Secured Parties shall attach to any proceeds remaining from any such Enforcement Action taken by the First Lien Administrative Agent or any First Lien Secured Party in accordance with this Agreement after application of such proceeds to Discharge the First Lien Obligations.

Section 3.03 Rights as Unsecured Creditors. The Second Lien Administrative Agent and the other Second Lien Secured Parties may, in accordance with the terms of the Second Lien Loan Documents and applicable law, enforce rights and exercise remedies against the Borrower and any Guarantor as unsecured creditors (other than initiating or joining in an involuntary case or proceeding under the Bankruptcy Code prior to the end of the Standstill Period); provided that no such action is otherwise inconsistent with the terms of this Agreement. Nothing in this Agreement shall prohibit the acceleration of the Second Lien Obligations, the receipt by the Second Lien Administrative Agent or any other Second Lien Secured Party of the required payments of principal, premium, interest, fees and other amounts due under the Second Lien Loan Documents so long as such receipt is not the direct or indirect result of the enforcement or exercise by the Second Lien Administrative Agent or any other Second Lien Secured Party of rights or remedies as a secured creditor (including any right of setoff) or enforcement in contravention of this Agreement of any Second Priority Lien (including any judgment Lien resulting from the exercise of remedies available to an unsecured creditor).

Section 3.04 Automatic Release of Second Priority Liens.

(a) If, in connection with (i) any Disposition of any Collateral permitted under the terms of the First Lien Loan Documents other than pursuant to an Enforcement Action or (ii) an Enforcement Action, the First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, (x) releases any of the First Priority Liens, or (y) releases any Guarantor from its obligations under its guarantee of the First Lien Obligations (in each case, a “Release”), other than any such Release granted following the Discharge of First Lien Obligations, then the Second Priority Liens on such Collateral, and the obligations of such Guarantor under its guarantee of the Second Lien Obligations, shall be automatically, unconditionally and simultaneously released, and the Second Lien Administrative Agent shall, for itself and on behalf of the other Second Lien Secured Parties, promptly execute and deliver to the First Lien Administrative Agent, the relevant Grantor or such Guarantor such termination statements, releases and other documents as the First Lien Administrative Agent or the relevant Grantor or Guarantor may reasonably request to effectively confirm such Release; provided that, (i) in the case of a Disposition of Collateral (other than any such Disposition in connection with an

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Enforcement Action taken in connection with the First Lien Obligations with respect to the Collateral), the Second Priority Liens shall not be so released if such Disposition is not permitted under the terms of the Second Lien Credit Agreement (other than solely as the result of the existence of a default or event of default under the Second Lien Loan Documents), and (ii) any proceeds received from such Disposition in connection with an Enforcement Action taken in connection with the First Lien Obligations with respect to the Collateral shall be applied by the First Lien Administrative Agent to the First Lien Obligations.

(b) Until the Discharge of First Lien Obligations occurs, the Second Lien Administrative Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Administrative Agent, and any officer or agent of the First Lien Administrative Agent, with full power of substitution, as the attorney-in-fact of each Second Lien Secured Party for the purpose of carrying out the provisions of this Section 3.04 and taking any action and executing any instrument that the First Lien Administrative Agent may deem necessary or advisable to accomplish the purposes of this Section 3.04 (including any endorsements or other instruments of transfer or release), which appointment is irrevocable and coupled with an interest.

Section 3.05 Automatic Release of First Priority Liens. If, in connection with a sale of Collateral for fair market value for cash pursuant to an Enforcement Action with respect to such Collateral after the expiration of the Standstill Period that is permitted in accordance with clause (B) of the second proviso to Section 3.02(a)(i), including any Disposition of Collateral, the Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, (x) releases any of the Second Priority Liens, or (y) releases any Guarantor from its obligations under its guarantee of the Second Lien Obligations (in each case, a “Second Lien Release”), then upon the closing of such sale the First Lien Administrative Agent shall, for itself and on behalf of the other First Lien Secured Parties, promptly execute and deliver to the Second Lien Administrative Agent such termination statements and releases as shall be reasonably requested by the Second Lien Administrative Agent to release the First Priority Liens on such Collateral and to release the obligations of such Guarantor under its guarantee of the First Lien Obligations; provided that so long as the Discharge of First Lien Obligations has not occurred, the proceeds of such sale shall be delivered to the First Lien Administrative Agent for the benefit of the First Lien Secured Parties, and any payments with respect to such Second Lien Release that are received by the Second Lien Administrative Agent or any other Second Lien Secured Party, shall be segregated and held in trust and forthwith transferred or paid over to the First Lien Administrative Agent for the benefit of the First Lien Secured Parties, in accordance with Section 4.02.

Section 3.06 Notice of Exercise of Second Liens. Each Second Lien Lender agrees that upon termination of the Standstill Period or such longer period as provided in Section 3.02(a) if any Second Lien Lender or the Second Lien Administrative Agent or other representative of such Second Lien Lender intends to commence any Enforcement Action, then such Second Lien Lender or the Second Lien Administrative Agent or other representative shall first deliver notice thereof in writing to the First Lien Administrative Agent both (i) not less than ten (10) days prior to taking any such Enforcement Action, and (ii) within three (3) days after such Enforcement Action is taken. Such notices may be given during the Standstill Period.

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Section 3.07 Insurance and Condemnation Awards. So long as the Discharge of First Lien Obligations has not occurred, the First Lien Administrative Agent and the other First Lien Secured Parties shall have the exclusive right, subject to the rights of the Grantors under the First Lien Loan Documents, to settle and adjust claims in respect of Collateral under policies of insurance covering Collateral and to approve any award granted in any condemnation or similar proceeding, or any deed in lieu of condemnation, in respect of the Collateral. All proceeds of any such policy and any such award, or any payments with respect to a deed in lieu of condemnation, shall (a) first, prior to the Discharge of First Lien Obligations and subject to the rights of the Grantors under the First Lien Loan Documents, be paid to the First Lien Administrative Agent for the benefit of First Lien Secured Parties pursuant to the terms of the First Lien Loan Documents, (b) second, after the Discharge of First Lien Obligations and subject to the rights of the Grantors under the Second Lien Loan Documents, be paid to the Second Lien Administrative Agent for the benefit of the Second Lien Secured Parties pursuant to the terms of the Second Lien Loan Documents, and (c) third, if no Second Lien Obligations are outstanding, be paid to the owner of the subject property, such other Person as may be entitled thereto or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations has occurred, if the Second Lien Administrative Agent or any other Second Lien Secured Party shall, at any time, receive any proceeds of any such insurance policy or any such award or payment, it shall transfer and pay over such proceeds to the First Lien Administrative Agent in accordance with Section 4.02.

ARTICLE IV

PAYMENTS

Section 4.01 Application of Proceeds. So long as the Discharge of First Lien Obligations has not occurred, and regardless of whether an Insolvency Proceeding has been commenced, any Collateral or proceeds thereof received by the First Lien Administrative Agent in connection with any Disposition of, or collection on, such Collateral following an Enforcement Action shall be applied by the First Lien Administrative Agent to the First Lien Obligations (including to cash collateralize such First Lien Obligations) together with the concurrent permanent reduction of any revolving credit commitment thereunder in an amount equal to the amount of such payment. Upon the Discharge of First Lien Obligations, the First Lien Administrative Agent shall deliver to the Second Lien Administrative Agent any remaining Collateral and any proceeds thereof then held by it in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct, to be applied by the Second Lien Administrative Agent to the Second Lien Obligations.

Section 4.02 Payment Over. So long as the Discharge of First Lien Obligations has not occurred, any Collateral, or any proceeds thereof or payment with respect thereto (together with assets or proceeds subject to Liens referred to in the final

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sentence of Section 2.03), received by the Second Lien Administrative Agent or any other Second Lien Secured Party in connection with any Disposition of, or collection on, such Collateral upon the enforcement or the exercise of any right or remedy (including any right of setoff) with respect to the Collateral, shall be segregated and held in trust and forthwith transferred or paid over to the First Lien Administrative Agent for the benefit of the First Lien Secured Parties in the same form as received, together with any necessary endorsements, or as a court of competent jurisdiction may otherwise direct. Until the Discharge of First Lien Obligations occurs, the Second Lien Administrative Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Administrative Agent, and any officer or agent of the First Lien Administrative Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the purpose of carrying out the provisions of this Section 4.02 and taking any action and executing any instrument that the First Lien Administrative Agent may deem necessary or advisable to accomplish the purposes of this Section 4.02, which appointment is irrevocable and coupled with an interest.

Section 4.03 Certain Agreements with Respect to Unenforceable Liens. Notwithstanding anything to the contrary contained herein, if in any Insolvency Proceeding a determination is made that any Lien encumbering any Collateral is not enforceable for any reason, then the Second Lien Administrative Agent and the Second Lien Secured Parties agree that, any distribution or recovery they may receive with respect to, or allocable to, the value of the assets intended to constitute such Collateral or any proceeds thereof shall (for so long as the Discharge of First Lien Obligations has not occurred) be segregated and held in trust and forthwith paid over to the First Lien Administrative Agent for the benefit of the First Lien Secured Parties in the same form as received without recourse, representation or warranty (other than a representation of the Second Lien Administrative Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such distribution or recovery) but with any necessary endorsements or as a court of competent jurisdiction may otherwise direct until such time as the Discharge of First Lien Obligations has occurred. Until the Discharge of First Lien Obligations occurs, the Second Lien Administrative Agent, for itself and on behalf of each other Second Lien Secured Party, hereby appoints the First Lien Administrative Agent, and any officer or agent of the First Lien Administrative Agent, with full power of substitution, the attorney-in-fact of each Second Lien Secured Party for the limited purpose of carrying out the provisions of this Section 4.03 and taking any action and executing any instrument that the First Lien Administrative Agent may deem necessary or advisable to accomplish the purposes of this Section 4.03, which appointment is irrevocable and coupled with an interest.

ARTICLE V

BAILMENT

Section 5.01 Bailment for Perfection of Certain Security Interests.

(a) The First Lien Administrative Agent agrees that if it shall at any time hold a First Priority Lien on any Collateral that can be perfected by the possession or control

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of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the First Lien Administrative Agent, or of agents or bailees of the First Lien Administrative Agent (such Collateral being referred to herein as the “Pledged or Controlled Collateral”), the First Lien Administrative Agent shall, solely for the purpose of perfecting the Second Priority Liens granted under the Second Lien Loan Documents and subject to the terms and conditions of this Article V, also hold such Pledged or Controlled Collateral as bailee for the Second Lien Administrative Agent. The First Lien Administrative Agent shall not charge the Second Lien Secured Parties a fee for holding such Collateral as bailee pursuant hereto.

(b) So long as the Discharge of First Lien Obligations has not occurred, the First Lien Administrative Agent shall be entitled to deal with the Pledged or Controlled Collateral in accordance with the terms of this Agreement and the other First Lien Loan Documents as if the Second Priority Liens did not exist until the expiration of the Standstill Period or such longer period as provided under Section 3.02(a). The obligations and responsibilities of the First Lien Administrative Agent to the Second Lien Administrative Agent and the other Second Lien Secured Parties under this Article V shall be limited solely to holding or controlling the Pledged or Controlled Collateral as bailee in accordance with this Article V. Without limiting the foregoing, the First Lien Administrative Agent shall have no obligation or responsibility to ensure that any Pledged or Controlled Collateral is genuine or owned by any of the Grantors. The First Lien Administrative Agent acting pursuant to this Article V shall not, by reason of this Agreement, any other Security Instrument or any other document, have a fiduciary relationship in respect of any other First Lien Secured Party, the Second Lien Administrative Agent or any other Second Lien Secured Party.

(c) Upon the Discharge of First Lien Obligations, the First Lien Administrative Agent shall transfer the possession and control of the Pledged or Controlled Collateral, together with any necessary endorsements but without recourse or warranty (other than a representation of the First Lien Administrative Agent that it has not otherwise sold, assigned, transferred or pledged any right, title or interest in and to such Pledged or Controlled Collateral), (i) if the Second Lien Obligations are outstanding at such time, to the Second Lien Administrative Agent, and (ii) if no Second Lien Obligations are outstanding at such time, to the applicable Grantor or to whomever shall be entitled thereto, in each case so as to allow such Person to obtain possession and control of such Pledged or Controlled Collateral. In connection with any transfer under clause (i) of the immediately preceding sentence, subject to the provisions of Section 5.01(d), the First Lien Administrative Agent agrees to take all actions in its power as shall be reasonably requested by the Second Lien Administrative Agent to permit the Second Lien Administrative Agent to obtain, for the benefit of the Second Lien Secured Parties, a first priority security interest in the Pledged or Controlled Collateral.

(d) The First Lien Administrative Agent shall not be required to take any such action requested by the Second Lien Administrative Agent that the First Lien Administrative Agent in good faith believes exposes it to personal liability for expenses or other amounts unless the First Lien Administrative Agent receives an indemnity satisfactory to it from the Second Lien Administrative Agent or Second Lien Secured Parties with respect to such action.

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Section 5.02 Bailment for Perfection of Certain Security Interests – Other Control Collateral (Second Lien Administrative Agent). Each of the Second Lien Administrative Agent, each Second Lien Lender and each First Lien Lender agrees that if it shall at any time hold a Lien on any Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Second Lien Administrative Agent, such Second Lien Lender or such First Lien Lender or of their respective agents or bailees (such Collateral being referred to herein as the “Other Pledged or Controlled Collateral”), such Second Lien Administrative Agent, Second Lien Lender or First Lien Lender, as applicable, shall, solely for the purpose of perfecting the First Priority Liens granted under the First Lien Loan Documents and the Second Priority Liens granted under the Second Lien Loan Documents, also hold such Other Pledged or Controlled Collateral as bailee for the First Lien Administrative Agent and, in the case of a Second Lien Lender or a First Lien Lender, also hold such Other Pledged or Controlled Collateral as bailee for the Second Lien Administrative Agent. No obligations shall be imposed on the Second Lien Administrative Agent, any First Lien Lender or Second Lien Lender by reason of this Section 5.02, and none of the First Lien Administrative Agent, Second Lien Administrative Agent, First Lien Lender or Second Lien Lender shall have a fiduciary relationship in respect of any other party. No party shall be required to take any action requested by any other party that such party in good faith believes exposes it to personal liability for expenses or other amounts unless such party receives an indemnity satisfactory to it from the party requesting action. No Second Lien Lender, First Lien Lender or Second Lien Administrative Agent shall charge the First Lien Administrative Agent a fee for holding such Collateral as bailee pursuant hereto.

ARTICLE VI

INSOLVENCY PROCEEDINGS

Section 6.01 Finance and Sale Matters.

(a) Until the Discharge of First Lien Obligations has occurred, the Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, in the event of any Insolvency Proceeding, the Second Lien Secured Parties:

(i) will not oppose or object to the use of any Collateral constituting cash collateral under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall oppose or object to such use of cash collateral;

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(ii) will not oppose or object to any post-petition financing, whether provided by the First Lien Secured Parties or any other Person, under Section 364 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law (a “DIP Financing”), or the Liens securing any DIP Financing (“DIP Financing Liens”), unless the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens, and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the First Priority Liens, the Second Lien Administrative Agent will, for itself and on behalf of the other Second Lien Secured Parties, subordinate the Second Priority Liens to the First Priority Liens and the DIP Financing Liens on the terms of this Agreement; provided that the foregoing shall not prevent the Second Lien Secured Parties from proposing any other DIP Financing to any Grantors or to a court of competent jurisdiction and provided further that the foregoing shall not prohibit the Second Lien Administrative Agent or the Second Lien Secured Parties from objecting to any provisions in any DIP Financing to the extent under a plan of reorganization providing that the DIP Financing can be rolled into an exit financing;

(iii) except to the extent permitted by paragraph (b) of this Section 6.01, in connection with the use of cash collateral as described in clause (i) above or a DIP Financing, will not request adequate protection or any other relief in connection with such use of cash collateral, DIP Financing or DIP Financing Liens unless the First Lien Secured Parties are deemed by a court of competent jurisdiction to be fully secured on the petition date of any Insolvency Proceeding and have received payment in full in cash of current post-petition interest, incurred fees and expenses, then the Second Lien Secured Parties shall not be prohibited from seeking adequate protection in the form of payments in the amount of current post-petition interest, incurred fees and expenses or other cash payments;

(iv) unless the First Lien Secured Parties agree that the First Lien Secured Parties are fully secured, then the Second Lien Administrative Agent and the Second Lien Secured Parties shall not be prohibited from seeking adequate protection in the form of additional collateral, provided the First Lien Secured Parties shall also be granted a Lien on such additional collateral as security for the First Lien Obligations and for any DIP Financing and that any Lien on such additional collateral securing the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any DIP Financing (and all obligations relating thereto) and to any other Liens granted to the First Lien Secured Parties as adequate protection on the same basis as the other First Priority Liens under this Agreement and the Liens securing any DIP Financing; and

(v) will not oppose or object to any Disposition of any Collateral free and clear of the Second Priority Liens or other claims under Section 363 of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, if

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the First Lien Secured Parties, or a representative authorized by the First Lien Secured Parties, shall consent to such Disposition so long as the interests of the Second Lien Secured Parties in the Collateral (and any post-petition assets subject to adequate protection liens, if any, in favor of the Second Lien Administrative Agent) attach to the proceeds thereof, subject to the terms of this Agreement.

(b) The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall contest, or support any other Person in contesting, (i) any request by the First Lien Administrative Agent or any other First Lien Secured Party for adequate protection or (ii) any objection, based on a claim of a lack of adequate protection, by the First Lien Administrative Agent or any other First Lien Secured Party to any motion, relief, action or proceeding. Notwithstanding the immediately preceding sentence, if, in connection with any DIP Financing or use of cash collateral, (A) any First Lien Secured Party is granted adequate protection in the form of a Lien on additional collateral, the Second Lien Administrative Agent may, for itself and on behalf of the other Second Lien Secured Parties, seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the First Priority Liens and DIP Financing Liens on the same basis as the other Second Priority Liens are subordinated to the First Priority Liens under this Agreement or (B) any Second Lien Secured Party is granted adequate protection in the form of a Lien on additional collateral, the First Lien Administrative Agent shall, for itself and on behalf of the other First Lien Secured Parties, be granted adequate protection in the form of a Lien on such additional collateral that is senior to such Second Priority Lien as security for the First Lien Obligations.

(c) Notwithstanding the foregoing, the applicable provisions of Section 6.01(a) and (b) shall only be binding on the Second Lien Secured Parties with respect to any DIP Financing to the extent that the amount of such DIP Financing does not exceed the sum of (i) to the extent Refinanced in connection with, and included as part of, such DIP Financing, the aggregate principal amount of the First Lien Obligations in effect immediately prior to the commencement of such Insolvency Proceeding, plus (ii) the greater of (A) $75,000,000 and (B) an amount equal to 15% of the greater of (1) the aggregate existing principal amount of First Lien Obligations outstanding and (2) the Borrowing Base under the First Lien Credit Agreement, in each case with respect to clause (1) and (2) above, in effect immediately prior to the commencement of such Insolvency Proceeding (provided that, for purposes of this Section 6.01(c), such “Borrowing Base” complies with the First Lien Administrative Agent’s conforming traditional corporate banking borrowing base for oil and gas secured loan transactions (as determined by the First Lien Administrative Agent in its sole discretion), including customary mechanisms for periodic redeterminations thereof).

Section 6.02 Relief from the Automatic Stay. The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that, so long as the Discharge of First Lien Obligations has not occurred, no Second Lien Secured Party shall, without the prior written consent of the First Lien Administrative Agent, seek or request relief from or modification of the automatic stay or any other stay in any Insolvency Proceeding in respect of any part of the Collateral, any proceeds thereof or any Second Priority Lien.

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Section 6.03 Reorganization Securities. If, in any Insolvency Proceeding, debt obligations of the reorganized debtor secured by Liens upon any Property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of both the First Lien Obligations and the Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations and on account of the Second Lien Obligations are secured by Liens upon the same Property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

Section 6.04 Post-Petition Interest.

(a) The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no Second Lien Secured Party shall oppose or seek to challenge any claim by the First Lien Administrative Agent or any other First Lien Secured Party for allowance in any Insolvency Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the First Priority Liens (it being understood and agreed that such value shall be determined without regard to the existence of the Second Priority Liens on the Collateral).

(b) The First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, agrees that no First Lien Secured Party shall oppose or seek to challenge any claim by the Second Lien Administrative Agent or any other Second Lien Secured Party for allowance in any Insolvency Proceeding of Second Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the Second Priority Liens (it being understood and agreed that such value shall be determined taking into account the First Priority Liens on the Collateral).

Section 6.05 Certain Waivers by the Second Lien Secured Parties. The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, waives any claim any Second Lien Secured Party may hereafter have against any First Lien Secured Party arising out of (a) the election by any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code, or any comparable provision of any other Bankruptcy Law, or (b) any use of cash collateral or financing arrangement, or any grant of a security interest in the Collateral, in any Insolvency Proceeding.

Section 6.06 Certain Voting Matters. Each of the First Lien Administrative Agent, on behalf of the First Lien Secured Parties and the Second Lien Administrative Agent on behalf of the Second Lien Secured Parties, agrees that, without the written consent of the other, it will not seek to vote with the other as a single class in connection with any plan of reorganization in any Insolvency Proceeding. Except as provided in this Section 6.06, nothing in this Agreement is intended, or shall be construed, to limit the ability of the Second Lien Administrative Agent or the Second Lien Secured Parties to vote on any plan of reorganization.

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Section 6.07 Separate Grants of Security and Separate Classification. Each of the First Lien Administrative Agent, on behalf of the First Lien Secured Parties and the Second Lien Administrative Agent on behalf of the Second Lien Secured Parties, acknowledges and agrees that (a) the grants of Liens pursuant to the First Lien Loan Documents and the Second Lien Loan Documents constitute two separate and distinct grants of Liens and (b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims against the First Lien Lenders and Second Lien Lenders in respect of the Collateral constitute only one secured claim (rather than separate classes of first lien and second lien senior secured claims), then the Second Lien Lenders hereby acknowledge and agree that all distributions shall be made as if there were separate classes of first lien and second lien senior secured claims against the Borrower and/or other Grantors in respect of the Collateral with the effect being that (i) to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Lenders), the First Lien Lenders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing in respect of post-petition interest before any distribution is made in respect of the claims held by the Second Lien Lenders and (ii) the Second Lien Lenders hereby acknowledge and agree to turn over to the First Lien Lenders amounts otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Lenders.

ARTICLE VII

OTHER AGREEMENTS

Section 7.01 Matters Relating to Loan Documents.

(a) The First Lien Loan Documents may be amended, restated, supplemented or otherwise modified in accordance with their terms, and the Indebtedness under the First Lien Credit Agreement may be Refinanced, in each case, without the consent of any Second Lien Secured Party; provided, however, that, without the consent of the Second Lien Required Lenders, no such amendment, restatement, supplement, modification or Refinancing (or successive amendments, restatements, supplements, modifications or Refinancings) shall (i) contravene any provision of this Agreement, (ii) result in the sum of the aggregate principal amount of all loans (which includes unreimbursed letter of credit obligations outstanding under the First Lien Loan Documents) at such time, exceeding a Borrowing Base that complies with the First Lien Administrative Agent’s conforming traditional corporate banking borrowing base for oil and gas secured loan transactions (as determined by the First Lien Administrative Agent in its sole discretion in accordance with its customary standards and practices then in effect), including customary mechanisms for periodic redeterminations thereof;

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(b) Until the Discharge of the First Lien Obligations occurs, without the prior written consent of the First Lien Required Lenders, no Second Lien Loan Document may be amended, restated, supplemented or otherwise modified, or entered into, or Refinanced to the extent such amendment, restatement, supplement or modification, or the terms of such new Second Lien Loan Document, or such Refinancing would (i) contravene the provisions of this Agreement, (ii) result in the aggregate principal amount of the loans made under the Second Lien Loan Documents exceeding $77,599,283.00, (iii) increase the “Applicable Margin” or similar component of the interest rate under the Second Lien Loan Documents by more than 200 basis points (excluding increases resulting from the accrual of interest at the default rate) without the Borrower offering an equivalent increase in the “Applicable Margin” or similar component of the interest rate under the First Lien Loan Documents (excluding increases resulting from the accrual of interest at the default rate) to the First Lien Administrative Agent and the First Lien Lenders, (iv) subject to the last sentence of this clause (b), add or increase any fees to the Second Lien Loan Documents by more than 50 basis points per fee or by 100 basis points in the aggregate to the fees set forth in the Second Lien Loan Documents (as in effect on the date hereof); provided that for the avoidance of doubt, the “duration fee” payable by the Borrower pursuant to the amended and restated fee letter dated December 13, 2012 between the Borrower and the Second Lien Agent is not an addition or increase in fees under the Second Lien Loan Documents, (v) increase the two percent (2.00%) additional margin of interest that becomes due in connection with a default, (vi) change to earlier dates any scheduled dates for payment of principal or of interest on Indebtedness under the Second Lien Loan Documents, (vii) change any default or event of default provisions set forth in the Second Lien Loan Documents in a manner adverse to the First Lien Secured Parties, (viii) change the redemption, prepayment, repurchase, tender or defeasance provisions set forth in the Second Lien Loan Documents in a manner that would require a redemption, prepayment, repurchase, tender or defeasance not required pursuant to the terms of the Second Lien Loan Documents as of the date hereof or in a manner otherwise adverse to First Lien Secured Parties, (ix) add to the Second Lien Collateral other than as specifically provided by this Agreement, (x) modify any financial covenant or negative covenant to make it more restrictive than the First Lien Credit Agreement, or (xi) otherwise materially increase the obligations of the Borrower or the other Credit Parties thereunder or confer additional rights on the Second Lien Secured Parties in a manner materially adverse to the First Lien Secured Parties. Without prejudice to any rights of the First Lien Lenders under the First Lien Credit Agreement (including any covenants therein that may restrict such Refinancings), Indebtedness under the Second Lien Loan Documents may be Refinanced if (A) the terms and conditions of such Refinancing Indebtedness are no less favorable in the aggregate to the First Lien Secured Parties and no less favorable in the aggregate to the Credit Parties, in each case, than the terms and conditions of the Indebtedness then outstanding under the Second Lien Credit Agreement, (B) the final maturity and the average life to maturity of such Refinancing Indebtedness is at least equal to that of the Indebtedness then outstanding under the Second Lien Credit Agreement, and (C) if such Refinancing Indebtedness is secured, the holders of such Refinancing Indebtedness, or a

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duly authorized agent on their behalf, agree in writing to be bound by the terms of this Agreement or a successor intercreditor agreement that is acceptable to the First Lien Administrative Agent in its sole discretion. For the avoidance of doubt, the limitations in clause (iv) above shall not apply to any fee (i) which may be payable only to the Second Lien Administrative Agent, acting in such capacity, whether payable at one time or in multiple installments, (ii) payable to the Second Lien Administrative Agent as a fee or original issue discount on any increase in the Commitments or the Loans under the Second Lien Credit Agreement or (iii) payable to the Second Lien Administrative Agent and the Second Lien Lenders as an upfront fee paid in a syndication.

(c) Each of the Borrower and the Second Lien Administrative Agent agrees that the Second Lien Credit Agreement and each Second Lien Security Instrument shall contain the applicable provisions set forth on Annex I hereto, or similar provisions approved by the First Lien Administrative Agent, which approval shall not be unreasonably withheld, conditioned or delayed. Each of the Borrower and the Second Lien Administrative Agent further agrees that each Second Lien Security Instrument covering any Collateral shall contain such other language as the First Lien Administrative Agent may reasonably request to reflect the subordination of such Second Lien Security Instrument to the First Lien Security Instrument covering such Collateral pursuant to this Agreement.

(d) Until the Discharge of the First Lien Obligations occurs, in the event that the First Lien Administrative Agent or the other First Lien Secured Parties and the relevant Grantor enter into any amendment, modification, waiver or consent in respect of any of the First Lien Security Instruments (other than this Agreement), then such amendment, modification, waiver or consent shall apply automatically to any comparable provisions of the applicable Comparable Second Lien Security Instrument, in each case, without the consent of any Second Lien Secured Party and without any action by the Second Lien Administrative Agent, the Borrower or any other Grantor; provided, that (i) no such amendment, modification, waiver or consent shall (A) remove assets subject to the Second Priority Liens or release any such Liens, except to the extent that such release is permitted or required by Section 3.04 and provided that there is a concurrent release of the corresponding First Priority Liens, (B) amend, modify or otherwise affect the rights or duties of the Second Lien Administrative Agent without its prior written consent, (C) permit Liens on the Collateral which are not permitted under the terms of the Second Lien Loan Documents, (D) reduce the principal of, or interest or other amounts payable on, any amount payable under the Second Lien Credit Agreement or any Second Lien Loan Document, (E) postpone any date fixed for any payment of principal of, or interest or other amounts payable on, any amounts payable under the Second Lien Credit Agreement or any Second Lien Loan Document, and (ii) notice of such amendment, modification waiver or consent shall have been given to the Second Lien Administrative Agent no later than the tenth Business Day following the effective date of such amendment, modification, waiver or consent.

Section 7.02 Effect of Refinancing of Indebtedness under First Lien Loan Documents. If, substantially contemporaneously with the Discharge of First Lien Obligations and subject to consent of the Second Lien Required Lenders, the Borrower

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Refinances the First Lien Obligations (including an increase thereof, or any change to the terms thereof to the extent permitted by Section 7.01 hereof) and provided that (a) such Refinancing is permitted hereby and (b) the Borrower gives to the Second Lien Administrative Agent written notice (the “Refinancing Notice”) electing the application of the provisions of this Section 7.02 to such Refinancing Indebtedness, then (i) such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, (ii) such Refinancing Indebtedness and all other obligations under the loan documents evidencing such Indebtedness (the “New First Lien Obligations”) shall automatically be treated as First Lien Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, (iii) the credit agreement and the other loan documents evidencing such Refinancing Indebtedness (the “New First Lien Loan Documents”) shall automatically be treated as the First Lien Credit Agreement and the First Lien Loan Documents and, in the case of New First Lien Loan Documents that are security documents, as the First Lien Security Instruments for all purposes of this Agreement, (iv) the Administrative Agent under the New First Lien Loan Documents (the “New First Lien Administrative Agent”) shall be deemed to be the First Lien Administrative Agent for all purposes of this Agreement and (v) the lenders under the New First Lien Loan Documents shall be deemed to be the First Lien Lenders for all purposes of this Agreement. Upon receipt of a Refinancing Notice, which notice shall include the identity of the New First Lien Administrative Agent, the Second Lien Administrative Agent shall promptly enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New First Lien Administrative Agent may reasonably request in order to provide to the New First Lien Administrative Agent the rights and powers contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The Borrower shall cause the agreement, document or instrument pursuant to which the New First Lien Administrative Agent is appointed to provide that the New First Lien Administrative Agent agrees to be bound by the terms of this Agreement. In furtherance of Section 2.03, if the New First Lien Obligations are secured by assets of the Grantors that do not also secure the Second Lien Obligations, the applicable Grantors shall promptly grant a Second Priority Lien on such assets to secure the Second Lien Obligations.

Section 7.03 No Waiver by First Lien Secured Parties. Other than with respect to the Second Lien Permitted Actions and as may otherwise be expressly provided herein, nothing contained herein shall prohibit or in any way limit the First Lien Administrative Agent or any other First Lien Secured Party from opposing, challenging or objecting to, in any Insolvency Proceeding or otherwise, any action taken, or any claim made, by the Second Lien Administrative Agent or any other Second Lien Secured Party, including any request by the Second Lien Administrative Agent or any other Second Lien Secured Party for adequate protection or any exercise by the Second Lien Administrative Agent or any other Second Lien Secured Party of any of its rights and remedies under the Second Lien Loan Documents or otherwise.

Section 7.04 Reinstatement. If, in any Insolvency Proceeding or otherwise, all or part of any payment with respect to the First Lien Obligations previously made shall be rescinded for any reason whatsoever, then the First Lien Obligations shall be

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reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Agreement shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the Lien priorities and the relative rights and obligations of the First Lien Secured Parties and the Second Lien Secured Parties provided for herein.

Section 7.05 Further Assurances. Each of the First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, and the Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, and the Borrower, for itself and on behalf of its Subsidiaries that are Grantors, agrees that it will execute, or will cause to be executed, any and all further documents, agreements and instruments, and take all such further actions, as may be required under any applicable law, or which the First Lien Administrative Agent or the Second Lien Administrative Agent may reasonably request, to effectuate the terms of this Agreement, including the relative Lien priorities provided for herein. The parties further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each Person that becomes a Grantor at any time (and any security granted by any such Person) will be subject to the provisions hereof as fully as if it constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence. Each Grantor agrees to cause each of its Subsidiaries formed or acquired after the date hereof to become a Grantor for all purposes of this Agreement by executing and delivering an assumption agreement in form and substance acceptable to the First Lien Administrative Agent and the Second Lien Administrative Agent.

Section 7.06 Notice of Exercise of Remedies. Subject to the terms of this Agreement, each of the First Lien Administrative Agent and the Second Lien Administrative Agent shall endeavor to provide advance notice to each other of an acceleration of any Indebtedness in respect of the First Lien Obligations or the Second Lien Obligations, as the case may be (other than with respect to any automatic accelerations thereunder); provided, however, neither party’s failure to give such notice under this Section 7.06 shall create any claim or cause of action on the part of the other party against the party failing to give such notice for any reason whatsoever. Nothing contained in this Section 7.06 shall limit, restrict, alleviate, or amend any notice requirement otherwise provided in this Agreement or otherwise required under applicable law.

ARTICLE VIII

REPRESENTATIONS AND WARRANTIES

Section 8.01 Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation and has all requisite power and authority to execute and deliver this Agreement and perform its obligations hereunder.

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(b) This Agreement has been duly executed and delivered by such party and constitutes a legal, valid and binding obligation of such party, enforceable in accordance with its terms.

(c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority and (ii) will not violate any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of such party or any order of any Governmental Authority or any provision of any indenture, agreement or other instrument binding upon such party.

Section 8.02 Representations and Warranties of Each Administrative Agent. Each Administrative Agent represents and warrants to the other parties hereto that it has been authorized by the Lenders under and as defined in the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable, to enter into this Agreement.

ARTICLE IX

NO RELIANCE; NO LIABILITY; OBLIGATIONS ABSOLUTE

Section 9.01 No Reliance; Information. Each Administrative Agent, for itself and on behalf of the applicable other Secured Parties, acknowledges that (a) it and such Secured Parties have, independently and without reliance upon, in the case of the First Lien Secured Parties, any Second Lien Secured Party and, in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they have deemed appropriate, made their own credit analyses and decisions to enter into the Loan Documents to which they are party and (b) it and such Secured Parties will, independently and without reliance upon, in the case of the First Lien Secured Parties, any Second Lien Secured Party and, in the case of the Second Lien Secured Parties, any First Lien Secured Party, and based on such documents and information as they shall from time to time deem appropriate, continue to make their own credit decisions in taking or not taking any action under this Agreement or any other Loan Document to which they are party. The First Lien Secured Parties and the Second Lien Secured Parties shall have no duty to disclose to any Second Lien Secured Party or to any First Lien Secured Party, respectively, any information relating to the Borrower or any of its Subsidiaries, or any other circumstance bearing upon the risk of nonpayment of any of the First Lien Obligations or the Second Lien Obligations, as the case may be, that is known or becomes known to any of them or any of their Affiliates. In the event any First Lien Secured Party or any Second Lien Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to, respectively, any Second Lien Secured Party or any First Lien Secured Party, it shall be under no obligation (i) to make, and shall not make or be deemed to have made, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of the information so provided, (ii) to provide any additional information or to provide any such information on any subsequent occasion or (iii) to undertake any investigation.

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Section 9.02 No Warranties or Liability.

(a) The First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the Second Lien Administrative Agent nor any other Second Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the Second Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, acknowledges and agrees that, except for the representations and warranties set forth in Article VIII, neither the First Lien Administrative Agent nor any other First Lien Secured Party has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectibility or enforceability of any of the First Lien Loan Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon.

(b) The Second Lien Administrative Agent and the other Second Lien Secured Parties shall have no express or implied duty to the First Lien Administrative Agent or any other First Lien Secured Party, and the First Lien Administrative Agent and the other First Lien Secured Parties shall have no express or implied duty to the Second Lien Administrative Agent or any other Second Lien Secured Party, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of a default or an event of default under any First Lien Loan Document and any Second Lien Loan Document (other than, in each case, this Agreement), regardless of any knowledge thereof which they may have or be charged with.

(c) The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that no First Lien Secured Party shall have any liability to the Second Lien Administrative Agent or any other Second Lien Secured Party, and hereby waives any claim against any First Lien Secured Party, arising out of any and all actions which the First Lien Administrative Agent or the other First Lien Secured Parties may take or permit or omit to take with respect to (i) the First Lien Loan Documents (other than this Agreement), (ii) the collection of the First Lien Obligations or (iii) the maintenance of, the preservation of, the foreclosure upon or the Disposition of any Collateral.

Section 9.03 Obligations Absolute. The Lien priorities provided for herein and the respective rights, interests, agreements and obligations hereunder of the First Lien Administrative Agent and the other First Lien Secured Parties and the Second Lien Administrative Agent and the other Second Lien Secured Parties shall remain in full force and effect irrespective of:

(a) any lack of validity or enforceability of any Loan Document;

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(b) subject to the limitations set forth in Section 7.01, any change in the time, place or manner of payment of, or in any other term of (including the Refinancing of), all or any portion of the First Lien Obligations or the Second Lien Obligations, it being specifically acknowledged that a portion of the First Lien Obligations consists or may consist of Indebtedness that are revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed;

(c) subject to the limitations set forth in Section 7.01, any change in the time, place or manner of payment of, or, in any other term of, all or any portion of the First Lien Obligations or the Second Lien Obligations;

(d) any amendment, waiver or other modification, whether by course of conduct or otherwise, of any Loan Document;

(e) the securing of any First Lien Obligations or Second Lien Obligations with any additional collateral or guaranty agreements, or any exchange, release, voiding, avoidance or non-perfection of any security interest in any Collateral or any other collateral or any release of any guarantee securing any First Lien Obligations or Second Lien Obligations; or

(f) any other circumstances that otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Loan Party in respect of the First Lien Obligations, or the Second Lien Obligations or this Agreement, or any of the Second Lien Secured Parties in respect of this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.01 Notices. (a) Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier, or delivered by electronic mail to the electronic mail address, as follows:

(i) if to the Borrower or any other Grantor, to it at its address for notices set forth in the Credit Agreements; and

(ii) if to the First Lien Administrative Agent, to it at Wells Fargo Bank, N.A., Agency Services, MAC: D1109-019, 1525 West W.T. Harris Blvd. 1B1, Charlotte, North Carolina 28262, (Facsimile No. (704) 715-0017), with a copy to Wells Fargo Bank, N.A., 1445 Ross Avenue, Suite 4500, MAC T9216-451, Dallas, Texas 75202, Attention of Jason M. Hicks (Telecopy No. (214) 721-8215); and

(iii) if to the Second Lien Administrative Agent, to Wells Fargo Energy Capital, Inc., at 1445 Ross Avenue, Suite 4500, Dallas, Texas 75202, Attention Zachary S. Johnson, Facsimile: (214) 721-8215.

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Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent if the sender receives an acknowledgement of receipt (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in said subsection (b).

(b) Electronic Communications. Notices and other communications may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agents, provided that the foregoing shall not apply to notices to any party if such party has notified the other parties hereto that it is incapable of receiving notices by electronic communication.

Unless the applicable Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) Change of Address, Etc. Each Grantor and each Administrative Agent may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto.

Section 10.02 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Loan Documents, the provisions of this Agreement shall control.

Section 10.03 Effectiveness; Survival. This Agreement shall become effective when executed and delivered by the parties hereto. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency Proceeding. The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any and all rights the Second Lien Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The First Lien Administrative Agent, for itself and on behalf of the other First Lien Secured Parties, hereby waives any and all rights the First Lien Secured Parties may now or hereafter have under applicable law to revoke this Agreement or any of the provisions of this Agreement.

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Section 10.04 Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 10.05 Amendments; Waivers.

(a) No failure or delay on the part of any party hereto in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 10.05, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the First Lien Administrative Agent and the Second Lien Administrative Agent, provided that no such agreement shall amend, modify or otherwise affect the rights or obligations of the Borrower or any Grantor without such Person’s prior written consent.

Section 10.06 Subrogation. The Second Lien Administrative Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any rights of subrogation it or they may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred; provided, however, that, any such payment that is paid over to the First Lien Administrative Agent pursuant to this Agreement shall be deemed a payment on the First Lien Obligations and shall be deemed not to reduce any of the Second Lien Obligations unless and until the Discharge of First Lien Obligations shall have occurred and the First Lien Administrative Agent redelivers any such payment to the Second Lien Administrative Agent.

Section 10.07 Applicable Law; Jurisdiction; Consent to Service of Process.

(a) THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS

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AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF TEXAS.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF TEXAS, IN EITHER CASE LOCATED IN DALLAS COUNTY, TEXAS, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.

(c) Each party to this Agreement agrees that service of process in any such action or proceeding may, to the extent permitted by applicable law, be effected by delivering a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower, as the case may be at its address set forth in Section 10.01 or at such other address of which the Administrative Agents shall have been notified pursuant thereto. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 10.08 Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.08.

Section 10.09 Parties in Interest. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other First Lien Secured Parties and Second Lien Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement. No other Person shall have or be entitled to assert rights or benefits hereunder.

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Section 10.10 Specific Performance. Each Administrative Agent may demand specific performance of this Agreement and, on behalf of itself and the respective other Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense that might be asserted to bar the remedy of specific performance in any action which may be brought by the respective Secured Parties.

Section 10.11 Headings. Article and Section headings used herein and the Table of Contents hereto are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 10.12 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract, and shall become effective as provided in Section 10.03. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (e.g., .pdf) shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 10.13 Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the First Lien Secured Parties, on the one hand, and the Second Lien Secured Parties, on the other hand. No Person is a third-party beneficiary of this Agreement. Except as expressly provided in this Agreement, none of the Borrower, any other Grantor, any Guarantor or any other creditor thereof shall have any rights or obligations hereunder and none of the Borrower, any other Grantor or any Guarantor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of the Borrower or any other Grantor or any Guarantor, which are absolute and unconditional, to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their terms.

Section 10.14 Sharing of Information. The Grantors agree that any information provided to the First Lien Administrative Agent, the Second Lien Administrative Agent, any First Lien Secured Party or any Second Lien Secured Party in connection with the Credit Agreements may be shared by such Person with any First Lien Secured Party, any Second Lien Secured Party, the First Lien Administrative Agent or the Second Lien Administrative Agent notwithstanding a request or demand by such Grantor that such information be kept confidential; provided, that such information shall otherwise be subject to the respective confidentiality provisions in the First Lien Credit Agreement and the Second Lien Credit Agreement, as applicable.

Section 10.15 No Indirect Actions. Unless otherwise expressly stated, if a party may not take an action under this Agreement, then it may not take that action indirectly, or support any other Person in taking that action directly or indirectly. “Taking an action indirectly” means taking an action that is not expressly prohibited for the party but is intended to have substantially the same effects as the prohibited action.

[Remainder of this page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ATLAS RESOURCE PARTNERS, L.P.

By:	Atlas Resource Partners GP, LLC, its general partner

By:
Name: Sean McGrath
Title: Chief Financial Officer

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT – ATLAS RESOURCE PARTNERS, L.P.]

ATLAS ENERGY COLORADO, LLC, a Colorado limited liability company

ATLAS ENERGY HOLDIINGS OPERATING COMPANY, LLC, a Delaware limited liability company

ATLAS ENERGY INDIANA, LLC, an Indiana limited liability company

ATLAS ENERGY OHIO, LLC, an Ohio limited liability company

ATLAS ENERGY TENNESSEE, LLC, a Pennsylvania limited liability company

ATLAS NOBLE, LLC, a Delaware limited liability company

ATLAS RESOURCES, LLC, a Pennsylvania limited liability company

REI-NY, LLC, a Delaware limited liability company

RESOURCE ENERGY, LLC, a Delaware limited liability company

RESOURCE WELL SERVICES, LLC, a Delaware limited liability company

VIKING RESOURCES, LLC, a Pennsylvania limited liability company

ARP BARNETT, LLC, a Delaware limited liability company

ARP OKLAHOMA, LLC, an Oklahoma limited liability company

ARP BARNETT PIPELINE, LLC, a Delaware limited liability company

ATLAS BARNETT, LLC, a Texas limited liability company

By:

Name:	Sean McGrath
Title:	Chief Financial Officer

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT – ATLAS RESOURCE PARTNERS, L.P.]

WELLS FARGO BANK, N.A., as First Lien Administrative Agent

By:

Name:	Jason M. Hicks
Title:	Managing Director

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT - ATLAS RESOURCE PARTNERS, L.P.]

WELLS FARGO ENERGY CAPITAL, INC., as Second Lien Administrative Agent

By:

Name:	Zachary S. Johnson
Title:	Managing Director

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT - ATLAS RESOURCE PARTNERS, L.P.]

ANNEX I

Provision for the Second Lien Credit Agreement

“Reference is made to the Intercreditor Agreement dated as of December 20, 2012 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among the Borrower, Wells Fargo Bank, N.A., as First Lien Administrative Agent (as defined therein), and Wells Fargo Energy Capital, Inc., as Second Lien Administrative Agent (as defined therein). Each Lender hereunder (a) acknowledges that it has received a copy of the Intercreditor Agreement, (b) consents to the subordination of Liens provided for in the Intercreditor Agreement, (c) agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement as if it was a signatory thereto and (d) authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement as Administrative Agent and on behalf of such Lender. The foregoing provisions are intended as an inducement to the First Lien Lenders (as defined in the Intercreditor Agreement) to permit the incurrence of Indebtedness under this Agreement and to extend credit to the Borrower and such lenders are intended third party beneficiaries of such provisions.”

Provision for the Second Lien Security Instruments

“Reference is made to the Intercreditor Agreement. Notwithstanding anything herein to the contrary, the lien and security interest granted to the Administrative Agent, for the benefit of the Secured Creditors, pursuant to this Agreement and the exercise of any right or remedy by the Administrative Agent and the other Secured Creditors hereunder are subject to the provisions of the Intercreditor Agreement. In the event of any conflict or inconsistency between the provisions of the Intercreditor Agreement and this Agreement, the provisions of the Intercreditor Agreement shall control.”

Annex I

EXHIBIT B

FIRST AMENDED AND RESTATED INTERCREDITOR AGREEMENT –

DESIGNATED PARTNERSHIP HEDGE FACILITY

[attached]

FIRST AMENDED AND RESTATED INTERCREDITOR AGREEMENT

dated as of December 20, 2012

among

ATLAS RESOURCES, LLC,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as First Lien Administrative Agent,

WELLS FARGO ENERGY CAPITAL, INC.

as Second Lien Administrative Agent,

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent

Table of Contents

		Page
	ARTICLE I DEFINITIONS
Section 1.1	Defined Terms	2

	ARTICLE II
	HEDGING COVENANTS

Section 2.1	Hedging Covenants	4

	ARTICLE III
	RELEASE OF LIENS; HEDGE NOVATION; INSURANCE PROCEEDS

Section 3.1	Release of Security Interests	6
Section 3.2	Hedge Novation	6
Section 3.3	Insurance Proceeds	6

	ARTICLE IV
	MISCELLANEOUS
Section 4.1	Amendment	7
Section 4.2	Notices	7
Section 4.3	Successors and Assigns	8
Section 4.4	Entire Agreement	8
Section 4.5	Conflicts	8
Section 4.6	Severability	8
Section 4.7	Headings	8
Section 4.8	Governing Law	8
Section 4.9	Consent to Jurisdiction; Waivers	8
Section 4.10	Waiver of Jury Trial	9
Section 4.11	Counterparts	9
Section 4.12	Amendment and Restatement	9
Section 4.13	Effectiveness of Agreement	9

Exhibit A – Form of Novation Confirmation

i

This FIRST AMENDED AND RESTATED INTERCREDITOR AGREEMENT (this “Agreement”) is dated as of December 20, 2012 and is by and among ATLAS RESOURCES, LLC., a Pennsylvania limited liability company (the “Master General Partner”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent under the Senior Credit Agreement (in such capacity and together with its successors in such capacity, the “First Lien Administrative Agent”), WELLS FARGO ENERGY CAPITAL, INC., as administrative agent under the Second Lien Credit Agreement (in such capacity and together with its successors in such capacity, the “Second Lien Administrative Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, as collateral agent under the Hedging Facility Agreement (in such capacity and together with its successors in such capacity, the “Collateral Agent”).

RECITALS

WHEREAS, the Master General Partner is a wholly-owned subsidiary of Atlas Resource Partners, L.P., a Delaware limited partnership (the “Parent”).

WHEREAS, the Parent has entered into an Amended and Restated Credit Agreement, dated as of March 5, 2012 (as amended, supplemented or otherwise modified from time to time, the “Senior Credit Agreement”), with the lending institutions from time to time party thereto and Wells Fargo Bank, National Association, as First Lien Administrative Agent.

WHEREAS, the Parent has entered into a Second Lien Credit Agreement, dated as of December 20, 2012 (as amended, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”) with the lending institutions from time to time party thereto and Wells Fargo Energy Capital, Inc., as Second Lien Administrative Agent.

WHEREAS, the Master General Partner is a “Guarantor” and “Loan Party” for purposes of the Credit Agreements (as such terms are defined therein).

WHEREAS, the Master General Partner and certain limited partnerships or limited liability companies qualifying as “Designated Partnerships” under the Senior Credit Agreement, of which the Master General Partner is the general partner or managing member, entered into a hedging facility agreement dated as of March 5, 2012 (as amended, supplemented or otherwise modified from time to time, the “Hedging Facility Agreement”) with hedge providers from time to time party thereto and Wells Fargo Bank, National Association, as Collateral Agent.

WHEREAS, upon and during the continuance of certain events of default under the Senior Credit Agreement, the First Lien Administrative Agent may (or at the direction of the First Lien Majority Lenders shall) require the Master General Partner to withdraw one or more property interests held by any or all of the Participating Partnerships in the form of working interests in the Oil and Gas Properties of such Participating Partnerships equal to the Master General Partner’s interest in the revenues of such Participating Partnerships (the “Withdrawal Right”).

WHEREAS, upon and during the continuance of certain events of default under the Second Lien Credit Agreement, the Second Lien Administrative Agent may (or at the direction of the Second Lien Majority Lenders shall), but only when and to the extent not prohibited under the Parent Intercreditor Agreement, require the Master General Partner to exercise the Withdrawal Right.

WHEREAS, the Master General Partner, the First Lien Administrative Agent and the Collateral Agent entered into an intercreditor agreement dated as of March 5, 2012 (as amended, modified or supplemented through the date hereof, the “Existing Intercreditor Agreement”) to provide, subject to the

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terms and conditions set forth therein, (a) for the release of Collateral and novation of hedges in connection with the exercise of the Withdrawal Right by the Master General Partner and (b) for certain covenants with respect to the Hedge Transactions permitted under the Hedging Facility Agreement.

WHEREAS, the Master General Partner, the First Lien Administrative Agent, the Second Lien Administrative Agent, and the Collateral Agent now wish to amend and restate the Existing Intercreditor Agreement in its entirety to add the Second Lien Administrative Agent as a party and provide certain rights and benefits thereto, subject to the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Article I

Definitions

Section 1.1 Defined Terms. Capitalized terms used, but not defined herein, shall have the meanings specified therefore in the Hedging Facility Agreement. As used in this Agreement, the following terms have the following meanings:

“Administrative Agents” means the First Lien Administrative Agent and the Second Lien Administrative Agent.

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.

“Calculation Date” means the last Business Day of any calendar quarter, commencing with the last Business Day of March 2012.

“Collateral Agent” has the meaning set forth in the introductory paragraph hereto.

“Credit Agreement Secured Party” means a “Secured Creditor” as such term is defined in the First Lien Security Agreement and the Second Lien Security Agreement.

“Credit Agreements” means the Senior Credit Agreement and the Second Lien Credit Agreement.

“Discharge of First Lien Obligations” has the meaning assigned to such term in the Parent Intercreditor Agreement.

“Discharge of Second Lien Obligations” means payment in full in cash of the principal and interest (including interest accruing during the pendency of any insolvency proceeding, regardless of whether allowed or allowable in such insolvency proceeding) and premium, if any, on all Indebtedness outstanding under the Second Lien Credit Agreement and all other Second Lien Obligations (as defined in the Parent Intercreditor Agreement) that are due and payable or otherwise accrued and owing at or prior to such time principal and interest are paid.

“First Lien Administrative Agent” has the meaning set forth in the introductory paragraph hereto.

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“First Lien Majority Lenders” has the meaning assigned to the term “Majority Lenders” in the Senior Credit Agreement.”

“First Lien Security Agreement” has the meaning assigned to the term “Security Agreement” in the Senior Credit Agreement.

“Guarantor” means a “Guarantor” as such term is defined in the Senior Credit Agreement and the Second Lien Credit Agreement.

“Hedging Facility Agreement” has the meaning set forth in the Recitals.

“Hedging Facility Secured Party” means a “Secured Party” as such term is defined in the Hedging Facility Agreement.

“Loan Documents” has the meaning assigned to such term in the Credit Agreements.

“Local Business Day” has the meaning assigned to such term in the Approved Master Agreement of the applicable Participating Partnership.

“Majority Lenders” has the meaning assigned to such term in the Senior Credit Agreement.

“Market Quotation” has the meaning assigned to such term in the Approved Master Agreement of the applicable Participating Partnership.

“Mark-to-Market Exposure” means with respect to each Participating Partnership as of each Calculation Date, the amount, if any, that would be payable by such Participating Partnership to each applicable Hedge Provider (expressed as a positive number) or by the applicable Hedge Provider to such Participating Partnership (expressed as a negative number) pursuant to Section 6(e)(ii)(2)(A) of the Approved Master Agreement of such Participating Partnership as if all Swap Agreements of such Participating Partnership were being terminated as of the close of business on the Local Business Day before the applicable Calculation Date; provided that Market Quotation will be determined by the applicable Hedge Provider using its estimates at mid-market of the amounts that would be paid for Replacement Transactions (as that term is defined in the definition of “Market Quotation” in the Approved Master Agreement).

“Master General Partner” has the meaning set forth in the introductory paragraph hereto.

“NYMEX Pricing” means, as of any date of determination with respect to any month (i) for crude oil, the closing settlement price for the Light, Sweet Crude Oil (WTI) futures contract for such month, and (ii) for natural gas, the closing settlement price for the Natural Gas (Henry Hub) futures contract for such month, in each case as published by New York Mercantile Exchange (NYMEX) on its website currently located at www.nymex.com, or any successor thereto (as such price may be corrected or revised from time to time by the NYMEX in accordance with its rules and regulations).

“Parent” has the meaning set forth in the Recitals.

“Parent Intercreditor Agreement” means the Intercreditor Agreement (as such may be amended, modified or supplemented from time to time in accordance with its terms) dated as of December 20, 2012 by and among Parent, the Guarantors, the First Lien Administrative Agent, and the Second Lien Administrative Agent.

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“PDP PV9” shall mean, with respect to any proved developed producing oil and gas reserves attributable to the Oil and Gas Properties of each Participating Partnership, the net present value, discounted at nine percent (9%) per annum, of the future net revenues expected to accrue to such Participating Partnership’s interests in such proved developed producing oil and gas reserves during the remaining expected economic lives of such reserves. Each calculation of such expected future net revenues shall be made in accordance with the most recently delivered Reserve Report delivered to the Collateral Agent under the Hedging Facility Agreement after giving effect to (a) any pro forma adjustments for the consummation of any acquisitions or dispositions of Oil and Gas Properties of such Participating Partnership since the effective date of such Reserve Report and (b) any adjustments for changes in the production from proved, developed, producing Oil and Gas Properties of such Participating Partnership since the effective date of such Reserve Report based on the actual production of Hydrocarbons of such Participating Partnership and set forth in the most recent quarterly production report delivered to the Collateral Agent pursuant to Section 6.1(g) of the Hedging Facility Agreement; provided that in any event (i) appropriate deductions shall be made for severance and ad valorem taxes, and for operating, gathering, transportation and marketing costs required for the production and sale of such reserves, (ii) the pricing assumptions used in determining PDP PV9 for any particular reserves shall be based upon the Strip Price and (d) the cash-flows derived from the pricing assumptions set forth in clause (ii) above shall be further adjusted to account for the historical basis differential in a manner acceptable to the Collateral Agent.

“Second Lien Administrative Agent” has the meaning set forth in the introductory paragraph hereto.

“Second Lien Credit Agreement” has the meaning set forth in the Recitals.

“Second Lien Majority Lenders” has the meaning assigned to the term “Majority Lenders” in the Second Lien Term Loan Agreement.”

“Second Lien Security Agreement” has the meaning assigned to the term “Security Agreement” in the Senior Credit Agreement.

“Senior Credit Agreement” has the meaning set forth in the Recitals.

“Strip Price” means, as of any Calculation Date, (a) for the period commencing with the month immediately following the month in which such date occurs and ending on the latest contractual termination date of any Hedge Transaction of such Participating Partnership, the NYMEX Pricing for such period and (b) for periods after such period, the average of such quoted prices for the final 12 months in such period.

“Withdrawal Right” has the meaning set forth in the Recitals.

“Withdrawal Right Interest” means, with respect to any Withdrawal Right, the property interest to be withdrawn by the Master General Partner from a Participating Partnership in the form of a working interest in connection with the exercise of such Withdrawal Right by the Master General Partner.

Article II

Hedging Covenants

Section 2.1 Hedging Covenants. From the Effective Date until the occurrence of the Discharge Date, unless waived in writing by the First Lien Administrative Agent and the First Lien Majority Lenders, the Master General Partner covenants and agrees for itself and on behalf of each Participating Partnership that:

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(a) Single Participating Partnership Collateral Coverage Covenant. The ratio of PDP PV9 of each Participating Partnership over the Mark-to-Market Exposure of the Swap Agreements of such Participating Partnership shall not be less than 2.50 to 1.0 as of each Calculation Date.

(b) Aggregate Participating Partnership Maintenance Limitations. The notional volumes of each Swap Agreement of all Participating Partnerships (when aggregated with all other Swap Agreements then in effect of all Participating Partnerships other than basis differential swaps on volumes already hedged) may not exceed for each month during the period during which any Swap Agreement is in effect: (i) for the first two years following the date of determination (the “Initial Measurement Period”), seventy-five percent (75%), (ii) for the period of three years immediately following the Initial Measurement Period (the “Second Measurement Period”), sixty-five percent (65%) and (iii) for any period following the Second Measurement Period, twenty-five percent (25%), of both the current production and the reasonably anticipated future projected production from proved, developed, producing Oil and Gas Properties of all Participating Partnerships determined by reference to the most recently delivered Reserve Report after giving effect to (A) any pro forma adjustments for the consummation of any acquisitions or dispositions of Oil and Gas Properties of all of the Participating Partnerships since the effective date of such Reserve Report and (B) any adjustments for changes in the production from proved, developed, producing Oil and Gas Properties of all of the Participating Partnerships since the effective date of such Reserve Report based on the actual production of Hydrocarbons of the Participating Partnerships and set forth in the most recent quarterly production report delivered to the Collateral Agent pursuant to Section 6.1(g) of the Hedging Facility Agreement; provided that, the limitations set forth in this Section 2.1(b) shall not apply put options and price floors (including floors embedded in participating swaps or other similar transactions to the extent not offset by calls) for Hydrocarbons with respect to which any Participating Partnership is the buyer of such put options or price floors.

(c) Single Participating Partnership Maintenance Limitations. In no event shall the aggregate notional volumes of the Swap Agreements of any single Participating Partnership exceed, for each month during the period during which any such Swap Agreement is in effect, one hundred percent (100%) of both the current production and the reasonably anticipated future projected production from proved, developed producing Oil and Gas Properties of such Participating Partnership determined by reference to the most recently delivered Reserve Report after giving effect to (i) any pro forma adjustments for the consummation of any acquisitions or dispositions of Oil and Gas Properties of such Participating Partnership since the effective date of such Reserve Report and (ii) any adjustments for changes in the production from proved, developed, producing Oil and Gas Properties of such Participating Partnership since the effective date of such Reserve Report based on the actual production of Hydrocarbons of such Participating Partnership and set forth in the most recent quarterly production report delivered to the Collateral Agent pursuant to Section 6.1(g) of the Hedging Facility Agreement; provided that, the limitations set forth in this Section 2.1(c) shall not apply to put options and price floors (including floors embedded in participating swaps or other similar transactions to the extent not offset by calls) for Hydrocarbons with respect to which such Participating Partnership is the buyer of such put options or price floors.

Section 2.2 Determination of Mark-to-Market Exposure. For purposes of Section 2.1(a), each Hedge Provider shall provide the Collateral Agent with the information necessary to enable the Collateral Agent to calculate the Mark-to-Market Exposure as of each Calculation Date. If requested by the Collateral Agent, each Hedge Provider shall provide supporting documentation and the underlying calculations to confirm the accuracy of, and basis for, such information to the reasonable satisfaction of the Collateral Agent. Notwithstanding the foregoing, the Collateral Agent may conclusively rely on the information without investigation.

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Article III

Release of Liens; Hedge Novation; Insurance Proceeds

Section 3.1 Release of Security Interests. Upon receipt of written notice by the Collateral Agent from (a) the First Lien Administrative Agent indicating that the Master General Partner has exercised its Withdrawal Right at the instruction of the First Lien Administrative Agent pursuant to the Senior Credit Agreement or (b), to the extent not prohibited under the Parent Intercreditor Agreement, the Second Lien Administrative Agent indicating that the Master General Partner has exercised its Withdrawal Right at the instruction of the Second Lien Administrative Agent pursuant to the Second Lien Credit Agreement, the Collateral Agent, on behalf of the Hedging Facility Secured Parties, shall, subject to Section 3.2, release its Lien on the applicable Withdrawal Right Interest contemporaneously with its withdrawal from the applicable Participating Partnership; provided such withdrawal occurs in accordance with the Organizational Documents of such Participating Partnership. The Collateral Agent shall (at the Master General Partner’s sole cost and expense), upon the written request of the Master General Partner promptly deliver to the Master General Partner any UCC termination statements, mortgage releases and other documentation as the Master General Partner may reasonably request to evidence the termination and release of the Lien on such Withdrawal Right Interest.

Section 3.2 Hedge Novation. Contemporaneously with the withdrawal of any Withdrawal Right Interest in accordance with Section 3.1, each Participating Partnership and each Hedge Provider party to any Hedge Transaction that is secured by such Withdrawal Right Interest shall novate a portion of each such Hedge Transaction to the Master General Partner to reflect that any rights and obligations arising under any such Hedge Transaction in respect of the notional volumes of the production attributable to the Withdrawal Right Interest shall cease to be rights and obligations of such Participating Partnership and shall no longer be secured pursuant to the Hedging Facility Agreement, but shall be primary obligations of the Master General Partner. Such novation shall be effected pursuant to the 2004 ISDA Novation Definitions and a confirmation substantially in the form of Exhibit A attached hereto. Upon execution of such confirmation, the portion of any Hedge Transaction in respect of the notional volumes of the production attributable to the Withdrawal Right Interest shall cease to be a Hedge Transaction for purposes of the Hedging Facility Agreement and shall be deemed to be a Secured Swap Agreement under the Credit Agreements.

Section 3.3 Insurance Proceeds. The parties hereto acknowledge that in some instances, the Master General Partner maintains insurance on behalf of the Participating Partnerships and that, in such instances, the First Lien Administrative Agent (and upon the Discharge of First Lien Obligations, the Second Lien Administrative Agent) shall be named as “loss payee” with respect to Property loss insurance pursuant to the terms of the Loan Documents and the Hedging Facility Agreement. In the event that either Administrative Agent receives insurance proceeds as a result of the loss of any Property owned by a Participating Partnership, such Administrative Agent shall turn over such proceeds to the Collateral Agent for the benefit of the Hedging Facility Secured Parties. In the event that the Collateral Agent receives insurance proceeds as a result of the loss of any Property owned by Master General Partner, the Collateral Agent shall turn over such proceeds to the First Lien Administrative Agent (and upon the Discharge of First Lien Obligations, the Second Lien Administrative Agent) for application in accordance with the terms of the Parent Intercreditor Agreement.

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Article IV

Miscellaneous

Section 4.1 Amendment. Neither this Agreement nor any provision hereof may be waived, amended or modified except as otherwise provided herein or pursuant to an agreement or agreements in writing entered into by (a) until the Discharge of the First Lien Obligations, the First Lien Administrative Agent and the First Lien Majority Lenders, (b) until the Discharge of the Second Lien Obligations, the Second Lien Administrative Agent and the Second Lien Majority Lenders, (c) the Collateral Agent, and (d) the Master General Partner, and otherwise in accordance with Section 10.1 of the Hedging Facility Agreement.

Section 4.2 Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the First Lien Administrative Agent:	Wells Fargo Bank, National Association 1525 W WT Harris Boulevard, 1st Floor MAC D1109-019 Charlotte, North Carolina 28262-8522 Fax: (704) 590-2706 Attention: Agency Services

with a copy to:

Wells Fargo Bank, N.A. 1445 Ross Avenue, Suite 4500, T9216-451 Dallas, Texas 75202 Fax: (214) 721-8215 Attention: Jason M. Hicks

If to the Second Lien Administrative Agent:	Wells Fargo Energy Capital 1445 Ross Avenue, Suite 4500 Dallas, Texas 75202 Fax: (214) 721-8215 Attention: Zachary S. Johnson

If to the Collateral Agent:	Wells Fargo Bank, National Association 1525 W WT Harris Boulevard, 1st Floor MAC D1109-019 Charlotte, North Carolina 28262-8522 Fax: (704) 590-2706 Attention: Agency Services

with a copy to:

Wells Fargo Bank, N.A. 1445 Ross Avenue, Suite 4500, T9216-451 Dallas, Texas 75202 Fax: (214) 721-8215 Attention: Jason M. Hicks

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If to the Master General Partner:	Atlas Resources, LLC 1845 Walnut Street, 10th Floor Philadelphia, Pennsylvania 19118 Fax: (215) 405-3882 Attention: Sean McGrath Email: SMcGrath@atlasenergy.com

Any party hereto may change its address, telecopy number or email address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

Section 4.3 Successors and Assigns. This Agreement is binding upon and inures to the benefit of each Credit Agreement Secured Party and each Hedging Facility Secured Party and their respective successors and assigns. If either the Administrative Agent or the Collateral Agent resigns or is replaced pursuant to the Senior Credit Agreement or Hedging Facility Agreement, as applicable, its successor will be a party to this Agreement with all the rights and subject to all the obligations of this Agreement. Notwithstanding any other provision of this Agreement, this Agreement may not be assigned to any Person except as expressly contemplated herein.

Section 4.4 Entire Agreement. This Agreement, together with the Loan Documents and the Hedging Facility Documents, states the complete agreement of the parties relating to the subject matter hereof and thereof and supersedes all oral negotiations and prior writings relating to the subject matter hereof or thereof. This Agreement constitutes a “Loan Document” under the Credit Agreements and a “Hedging Facility Document” under the Hedging Facility Agreement.

Section 4.5 Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the other Hedging Facility Documents or the other Loan Documents, the provisions of this Agreement shall control.

Section 4.6 Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.

Section 4.7 Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.

Section 4.8 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 4.9 Consent to Jurisdiction; Waivers. Each party hereto hereby irrevocably and unconditionally:

(a) submits for itself and its Property in any legal action or proceeding relating to this Agreement to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;

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(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to its address set forth in Section 4.2 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 4.9 any special, exemplary, punitive or consequential damages.

Section 4.10 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER HEDGING FACILITY DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

Section 4.11 Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument.

Section 4.12 Amendment and Restatement. This Agreement constitutes an amendment and restatement of the Existing Intercreditor Agreement. The execution and delivery of this Agreement shall not constitute a novation or release of any obligations owing under the Existing Intercreditor Agreement to any party thereto based on facts or events occurring prior to the execution and delivery of this Agreement.

Section 4.13 Effectiveness of Agreement. The effectiveness of this Agreement is conditioned upon Hedge Providers constituting a Hedge Provider Majority having executed and delivered to the Collateral Agent their approval of this Agreement together with their authorization of the Collateral Agent to execute and deliver this Agreement on their behalf.

[remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers or representatives as of the day and year first above written.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as First Lien Administrative Agent

By:
Jason M. Hicks,
Managing Director

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT – ATLAS RESOURCES, LLC]

WELLS FARGO ENERGY CAPITAL, INC., as Second Lien Administrative Agent

By:
Zachary S. Johnson,
Managing Director

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT – ATLAS RESOURCES, LLC]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Collateral Agent

By:
Jason M. Hicks,
Managing Director

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT – ATLAS RESOURCES, LLC]

ATLAS RESOURCES, LLC

By:
Sean McGrath,
Chief Financial Officer

[SIGNATURE PAGE TO INTERCREDITOR AGREEMENT – ATLAS RESOURCES, LLC]

Exhibit A

Novation Confirmation

Date:	[—]

To:	[—]
Attention:	[—]
Fax:	[—]

To:	[—]
Attention:	[—]
Email:	[—]

To:	[—]
Attention:	[—]
Email:	[—]

From:	[—]

Re:	Novation Transaction

Ref Nos. Draft -

Dear Sir or Madam:

The purpose of this letter is to confirm a Novation Transaction between the parties on the terms and conditions set forth below effective from the Novation Date. This Novation Confirmation constitutes a Confirmation as referred to in the New Agreement specified below.

1. The definitions and provisions contained in the 2004 ISDA Novation Definitions (the “Definitions”) and the terms and provisions of the 2005 ISDA Commodity Definitions, as published by the International Swaps and Derivatives Association, Inc. and amended from time to time, are incorporated in this Novation Confirmation. In the event of any inconsistency between (i) the Definitions, (ii) the 2005 ISDA Commodity Definitions and/or (iii) the Novation Agreement and this Novation Confirmation, this Novation Confirmation will govern.

2. The terms of the Novation Transaction to which this Novation Confirmation relates are as follows:

Novation Date:	[—]
Novated Amount:	[—]
Transferor:	[—]
Transferee:	[—]
Remaining Party:	[—]
New Agreement (between Transferee and Remaining Party):	ISDA Master Agreement dated as of [—], subject to the laws of the State of New York

3. The terms of each Old Transaction to which this Novation Confirmation relates, for identification purposes, are set forth in Exhibit A attached hereto.

4. The terms of each New Transaction to which this Novation Confirmation relates shall be as specified in the New Confirmation attached hereto as Exhibits B through [—].

Full First Calculation Period:	Applicable, commencing on the Applicable Effective Date of each New Transaction as specified in Exhibits B through [—].

5. Other Provisions:	None

6. Miscellaneous Provisions:	None

 7. The parties confirm their acceptance to be bound by this Novation Confirmation as of the Novation Date by executing a copy of this Novation Confirmation and returning it to us. The Transferor, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to each Old Transaction. The Transferee, by its execution of a copy of this Novation Confirmation, agrees to the terms of the Novation Confirmation as it relates to each New Transaction.

[—]	[—]

By:

Name:
Title:

[—]

By:

Name:
Title:

Exhibit A

Original Ref. No.	Trade Date of Old Transaction	Effective Date of Old Transaction	Novation Date	Termination Date	Total Notional Quantity	Description of the Old Transaction
[—]	[—]	[—]	[—]	[—]	[—]	[—]

Exhibit B (Ref. No. [—])

1. The terms of the particular Transaction to which the Confirmation relates are as follows:

The undersigned, being a Hedge Provider under, and as defined in, the Secured Hedging Facility Agreement dated as March 5, 2012 (as such may have been amended, supplemented or otherwise modified from time to time through the date hereof, the “Hedging Facility Agreement”) hereby agrees to and approves the amendment and restatement of the Intercreditor Agreement (as defined in the Hedging Facility Agreement) in the form of the First Amended and Restated Intercreditor Agreement, by and among Atlas Resources, LLC, Wells Fargo Bank, National Association, and Wells Fargo Energy Capital, Inc., executed and delivered by the parties thereto on December 20, 2012 (the “A&R Intercreditor Agreement”), and hereby authorizes Wells Fargo Bank, National Association, in its capacity as Collateral Agent under the Hedging Facility Agreement, to execute and deliver the A&R Intercreditor Agreement on its behalf.

AGREED AND APPROVED:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Hedge Provider

By:

Name:	Jason M. Hicks
Title:	Managing Director

Date:

[HEDGE PROVIDER ACKNOWLEDGEMENT TO INTERCREDITOR AGREEMENT – ATLAS RESOURCES, LLC]

The undersigned, being a Hedge Provider under, and as defined in, the Secured Hedging Facility Agreement dated as March 5, 2012 (as such may have been amended, supplemented or otherwise modified from time to time through the date hereof, the “Hedging Facility Agreement”) hereby agrees to and approves the amendment and restatement of the Intercreditor Agreement (as defined in the Hedging Facility Agreement) in the form of the First Amended and Restated Intercreditor Agreement, by and among Atlas Resources, LLC, Wells Fargo Bank, National Association, and Wells Fargo Energy Capital, Inc., executed and delivered by the parties thereto on December 20, 2012 (the “A&R Intercreditor Agreement”), and hereby authorizes Wells Fargo Bank, National Association, in its capacity as Collateral Agent under the Hedging Facility Agreement, to execute and deliver the A&R Intercreditor Agreement on its behalf.

AGREED AND APPROVED:

JPMORGAN CHASE BANK, N.A., as Hedge Provider

By:

Name:

Title:

Date:

[HEDGE PROVIDER ACKNOWLEDGEMENT TO INTERCREDITOR AGREEMENT – ATLAS RESOURCES, LLC]

The undersigned, being a Hedge Provider under, and as defined in, the Secured Hedging Facility Agreement dated as March 5, 2012 (as such may have been amended, supplemented or otherwise modified from time to time through the date hereof, the “Hedging Facility Agreement”) hereby agrees to and approves the amendment and restatement of the Intercreditor Agreement (as defined in the Hedging Facility Agreement) in the form of the First Amended and Restated Intercreditor Agreement, by and among Atlas Resources, LLC, Wells Fargo Bank, National Association, and Wells Fargo Energy Capital, Inc., executed and delivered by the parties thereto on December 20, 2012 (the “A&R Intercreditor Agreement”), and hereby authorizes Wells Fargo Bank, National Association, in its capacity as Collateral Agent under the Hedging Facility Agreement, to execute and deliver the A&R Intercreditor Agreement on its behalf.

AGREED AND APPROVED:

MERRILL LYNCH COMMODITIES, INC., as Hedge Provider

By:

Name:

Title:

Date:

[HEDGE PROVIDER ACKNOWLEDGEMENT TO INTERCREDITOR AGREEMENT – ATLAS RESOURCES, LLC]

The undersigned, being a Hedge Provider under, and as defined in, the Secured Hedging Facility Agreement dated as March 5, 2012 (as such may have been amended, supplemented or otherwise modified from time to time through the date hereof, the “Hedging Facility Agreement”) hereby agrees to and approves the amendment and restatement of the Intercreditor Agreement (as defined in the Hedging Facility Agreement) in the form of the First Amended and Restated Intercreditor Agreement, by and among Atlas Resources, LLC, Wells Fargo Bank, National Association, and Wells Fargo Energy Capital, Inc., executed and delivered by the parties thereto on December 20, 2012 (the “A&R Intercreditor Agreement”), and hereby authorizes Wells Fargo Bank, National Association, in its capacity as Collateral Agent under the Hedging Facility Agreement, to execute and deliver the A&R Intercreditor Agreement on its behalf.

AGREED AND APPROVED:

ABN AMRO BANK N.V., as Hedge Provider

By:

Name:

Title:

Date:

[HEDGE PROVIDER ACKNOWLEDGEMENT TO INTERCREDITOR AGREEMENT – ATLAS RESOURCES, LLC]

The undersigned, being a Hedge Provider under, and as defined in, the Secured Hedging Facility Agreement dated as March 5, 2012 (as such may have been amended, supplemented or otherwise modified from time to time through the date hereof, the “Hedging Facility Agreement”) hereby agrees to and approves the amendment and restatement of the Intercreditor Agreement (as defined in the Hedging Facility Agreement) in the form of the First Amended and Restated Intercreditor Agreement, by and among Atlas Resources, LLC, Wells Fargo Bank, National Association, and Wells Fargo Energy Capital, Inc., executed and delivered by the parties thereto on December 20, 2012 (the “A&R Intercreditor Agreement”), and hereby authorizes Wells Fargo Bank, National Association, in its capacity as Collateral Agent under the Hedging Facility Agreement, to execute and deliver the A&R Intercreditor Agreement on its behalf.

AGREED AND APPROVED:

DEUTSCHE BANK AG, as Hedge Provider

By:

Name:

Title:

Date:

[HEDGE PROVIDER ACKNOWLEDGEMENT TO INTERCREDITOR AGREEMENT – ATLAS RESOURCES, LLC]

The undersigned, being a Hedge Provider under, and as defined in, the Secured Hedging Facility Agreement dated as March 5, 2012 (as such may have been amended, supplemented or otherwise modified from time to time through the date hereof, the “Hedging Facility Agreement”) hereby agrees to and approves the amendment and restatement of the Intercreditor Agreement (as defined in the Hedging Facility Agreement) in the form of the First Amended and Restated Intercreditor Agreement, by and among Atlas Resources, LLC, Wells Fargo Bank, National Association, and Wells Fargo Energy Capital, Inc., executed and delivered by the parties thereto on December 20, 2012 (the “A&R Intercreditor Agreement”), and hereby authorizes Wells Fargo Bank, National Association, in its capacity as Collateral Agent under the Hedging Facility Agreement, to execute and deliver the A&R Intercreditor Agreement on its behalf.

AGREED AND APPROVED:

CITIBANK, N.A., as Hedge Provider

By:

Name:

Title:

Date:

[HEDGE PROVIDER ACKNOWLEDGEMENT TO INTERCREDITOR AGREEMENT – ATLAS RESOURCES, LLC]